PROSPECTUS                                      Filed Pursuant to Rule 424(b)(1)
                                                      Registration No. 333-38136

                              ALFACELL CORPORATION
                                6,068,279 Shares
                                  Common Stock

                                 ---------------

      Our securityholders named on page 40 of this prospectus are offering an aggregate of 6,068,279 shares of our common stock.

      Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." On March 10, 2003, the reported last sale price of our common stock on the OTC Bulletin Board was $0.60 per share.

Investing in our common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 March 11, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
USE OF PROCEEDS................................................................9
PRICE RANGE OF COMMON STOCK...................................................10
DIVIDEND POLICY...............................................................10
SELECTED FINANCIAL DATA.......................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.......................................................14
BUSINESS......................................................................20
MANAGEMENT....................................................................33
SELLING SECURITYHOLDERS.......................................................40
DESCRIPTION OF SECURITIES.....................................................45
PLAN OF DISTRIBUTION..........................................................47
LEGAL MATTERS.................................................................48
EXPERTS.......................................................................48
AVAILABLE INFORMATION.........................................................48
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

Our Company

      We are a biopharmaceutical company, primarily engaged in the discovery and development of a new therapeutic class of drugs for the treatment of cancer and other pathological conditions. Based on our proprietary Ribonuclease, or RNase technology, platform, our drug discovery and development program consists of novel therapeutics developed from amphibian ribonucleases. These primordial enzymes play important roles in nature. They mediate several essential biological activities, namely, regulation of cell proliferation, maturation, differentiation and cell death. Therefore, they are ideal candidates for the development of therapeutics for cancer and other life-threatening diseases, including HIV and autoimmune diseases, that require anti-proliferative and apoptotic, or programmed cell death, properties. We are recognized as a leader in the development of RNase based therapeutics and as such, have both co-sponsored and been a key participant in the International Ribonuclease Meetings held every three years.

      ONCONASE(R), our trademark name for ranpirnase and our flagship product, is undergoing the last stage of clinical testing, or Phase III clinical trials. This international randomized Phase III trial for patients with unresectable malignant mesothelioma, an inoperable form of cancer found in the lining of the lung and abdomen, is ongoing. We have also conducted other randomized and non-randomized trials with patients with advanced stages of solid tumors in other types of cancers.

      ONCONASE(R) is a novel amphibian ribonuclease unique among the superfamily of pancreatic ribonuclease that has been isolated from the eggs of the leopard frog. We have determined that, thus far, ranpirnase, the active conponent of ONCONASE(R), is the smallest known protein belonging to the superfamily of pancreatic ribonuclease and has been shown, on a molecular level, to re-regulate the unregulated growth and proliferation of cancer cells. ONCONASE(R), unlike most cancer drugs that attack all cells regardless of their phenotype, malignant versus normal, and produce a variety of severe toxicities, is not an indiscriminate cytotoxic agent, but rather, its activity is mediated through elegant molecular mechanisms. ONCONASE(R) affects primarily exponentially growing malignant cells.

      In December 2002, we received Fast Track Designation from the United States Food and Drug Administration, or the FDA, for the treatment of malignant mesothelioma patients with ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the European Agency for the Evaluation of Medicinal Products, or the EMEA. These designations to ONCONASE(R) may serve to expedite its regulatory review, assuming the clinical trials have yielded a positive result.

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation, or chemical construct, and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. This program provides for joint design and generation of new products with outside partners. Alfacell and an outside partner may own these new products jointly, or we may grant an exclusive license to the collaborating partner(s).

      We have established a number of scientific collaborations with the National Cancer Institute, or NCI, that are designed to develop new therapeutic applications for ONCONASE(R). One collaboration has produced RN321, a conjugate of ranpirnase, with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. These results were presented by NCI investigators at the 6th International Ribonuclease Meeting in Bath, England, June 2002, or the 2002 Ribonuclease Meeting, and the manuscript will be submitted for publication. Preclinical studies are ongoing at NCI in preparation for commencing clinical trials for the treatment of patients with non-Hodgkin's lymphoma with this new conjugate.

      We have also discovered another series of proteins that may have therapeutic uses. These proteins appear to be involved in the regulation of both early embryonic and malignant cell growth. In addition to ranpirnase, we have isolated several other proteins from eggs of the leopard frog. All of the proteins characterized to date are RNases. Information on four of these proteins was presented at the 2002 Ribonuclease Meeting. These products are currently undergoing preclinical testing. We are currently in negotiations with potential pharmaceutical partners for the development of these new compounds as conjugates and fusion proteins.

      We have entered into a research and development collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement between the companies, however; there is no assurance that such an agreement will be reached.

      We have signed confidentiality agreements and have entered into negotiations with a number of companies for US or non-US marketing rights for ONCONASE(R).

      We are engaged in the research, development and clinical trials of our products both independently and through research collaborations. We have financed our operations since inception through the sale of our equity securities, private placements, convertible debentures and loans. These funds provide us with the resources to acquire staff, facilities and capital equipment, finance our technology, develop our product, manufacture and conduct clinical trials.

      Alfacell Corporation was incorporated in Delaware in 1981. Our corporate headquarters is located at 225 Belleville Avenue, Bloomfield, New Jersey 07003 and our telephone number is (973) 748-8082.

                             Summary Financial Data

      You should read the following financial data in conjunction with the sections entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited and unaudited financial statements and notes included in this prospectus.

                                    August 24,
                                       1981
                                     (Date of
                                   Inception) to                               Year Ended July 31,
                                    October 31,    --------------------------------------------------------------------------
                                       2002            2002           2001            2000           1999            1998
                                   ------------    ------------   ------------    -----------    ------------    ------------
                                   (unaudited)
Statement of Operations Data:

Total revenue, principally
  investment income .......        $  2,020,829    $      4,838   $     13,121    $    51,144    $    168,372    $    311,822
Costs and Expenses:
  Costs of sales ..........             336,495               0              0              0               0               0
  Research and
    development ...........          40,321,477       2,032,938      1,900,678      1,879,728       2,401,945       5,264,578
  General and
    administrative ........          21,799,202         798,053        705,745        644,588         920,686       1,412,968
  Interest ................           3,246,687         118,741        153,029          4,980           2,377          21,782
                                   ------------    ------------   ------------    -----------    ------------    ------------
  Total costs and expenses           65,703,861       2,949,732      2,759,452      2,529,296       3,325,008       6,699,328
  State tax benefit .......           1,790,440         353,732        451,395        755,854              --              --
Net loss ..................        $(61,892,592)   $ (2,591,162)  $ (2,294,936)   $(1,722,298)   $ (3,156,636)   $ (6,387,506)
                                   ============    ============   ============    ===========    ============    ============
Net loss per common share:
  Basic and diluted .......                        $      (0.12)  $      (0.12)   $     (0.10)   $      (0.18)   $      (0.40)
Weighted average number
  of common shares:
  Basic and diluted .......                          21,045,000     18,927,000      7,812,000      17,271,000      15,926,000
Dividends .................                                   0              0              0               0               0

                                             Three Months Ended
                                                October 31,
                                        ----------------------------
                                            2002             2001
                                        ------------    ------------
                                                (unaudited)
Statement of Operations Data:

Total revenue, principally
  investment income .......             $     30,114    $         21
Costs and Expenses:
  Costs of sales ..........                        0               0
  Research and
    development ...........                  419,504         501,523
  General and
    administrative ........                  135,756         195,425
  Interest ................                   34,228          34,155
                                        ------------    ------------
  Total costs and expenses                   589,488         731,103
  State tax benefit .......                  229,459         353,730
Net loss ..................             $   (329,915)   $   (377,352)
                                        ============    ============
Net loss per common share:
  Basic and diluted .......             $      (0.01)   $      (0.02)
Weighted average number
  of common shares:
  Basic and diluted .......               22,787,272      20,071,903
Dividends .................                        0               0

                                                                As of
                                                   -----------------------------
                                                   October 31,
                                                       2002        July 31, 2002
                                                   -----------     -------------
                                                   (unaudited)
Balance Sheet Data:
Total assets .................................     $   400,373      $   228,871
Cash and cash equivalents ....................          42,195           85,843
Working Capital (deficit) ....................      (1,687,183)      (1,666,782)
Long-term liabilities ........................         563,728          315,929
Total stockholders' equity (deficiency) ......      (2,159,345)      (1,885,437)

                                  RISK FACTORS

      An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Risks Related to Our Company

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.

      We are a development stage company and since our inception our source of working capital has been public and private sales of our stock. We incurred a net loss of approximately $2,591,000 for the year ended July 31, 2002 and approximately $330,000 for the three months ended October 31, 2002. We have continued to incur losses since October 2002. In addition, we had working capital deficit of approximately $1,687,000 as of October 31, 2002 and an accumulated deficit of approximately $61,892,000 as of October 31, 2002. We may never achieve revenue sufficient for us to attain profitability.

      Our profitability will depend on our ability to develop, obtain regulatory approvals for, and effectively market ONCONASE(R) as well as entering into strategic alliances for the development of new drug candidates from the out-licensing of our proprietary RNase technology. The commercialization of our pharmaceutical products involves a number of significant challenges. In particular our ability to commercialize ONCONASE(R) depends on the success of our clinical development programs, our efforts to obtain regulatory approval and our sales and marketing efforts directed at physicians, patients and third-party payors. A number of factors could effect these efforts including:

      o Our ability to demonstrate clinically that our products have utility and are safe;

      o Delays or refusals by regulatory authorities in granting marketing approvals;

      o Our limited financial resources and selection of a marketing partner relative to our competitors;

      o The availability and level of reimbursement for our products by third party payors;

      o     Incidents of adverse reactions to our products;

      o Side effects or misuse of our products and unfavorable publicity that could result; and

      o     The occurrence of manufacturing or distribution disruptions.

      We will seek to generate revenue through licensing, marketing and development arrangements prior to receiving revenue from the sale of our products, but we may not be able to successfully consummate any licensing, marketing or development arrangements. We, therefore, are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.

We may not be able to utilize all of our net operating loss carryforwards.

      At July 31, 2002, we had federal net operating loss carryforwards of approximately $41,000,000 that expire from 2003 to 2022. We also had research and experimentation tax credit carryforwards of approximately $1,250,000 that expire from 2003 to 2022. New Jersey has enacted legislature permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. In December 1999, we realized net proceeds of $756,000 from the sale of our allocated tax benefits. In December 2000, we realized net proceeds of an additional $451,000 from the sale of our allocated tax benefits. In December 2001, we realized net proceeds of an additional $354,000 from the sale of our allocated tax benefits. In December 2002, we realized net proceeds of an additional $229,000 from the sale of our allocated tax benefit. We will attempt to sell our remaining tax benefits balance of approximately $1,099,000 between July 1, 2003 and June 30, 2004, but, as there is a limited market for these types of sales, we cannot predict whether we will be successful.

We need additional financing to continue operations and this financing may not be available on acceptable terms, if it is available at all.

      We need additional financing in order to continue operations, including completion of our current clinical trials and filing marketing registrations for ONCONASE(R) in the United States with the FDA and in Europe with EMEA. As a result of our continuing losses and lack of capital, the report of our former independent auditors on our July 31, 2002 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our financial statements at July 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty. If the results from our current clinical trial do not demonstrate the efficacy and safety of ONCONASE(R) for malignant mesothelioma, our ability to raise additional capital will be adversely affected. Even if regulatory applications for marketing approvals are filed, we will need additional financing to continue operations. We believe our current operating levels require $160,000 of cash per month. We do not presently maintain the cash balance needed to fund our operations. In the near term, we expect to seek additional capital financing through the sales of equity in private placements but cannot be sure that we will be able to raise capital on favorable terms or at all. In addition, we expect some funds to be available through loans from our Chief Executive Officer, although no such loans are required to be made. We cannot be sure these funds will be received; however, if the funds are received they will assist us in satisfying our liquidity needs.

Our clinical trials could take longer to complete and cost more than we expect.

      Clinical trials are very costly and time consuming. The length of time required to complete a clinical trial depends on several factors including the size of the patient population, the ability of patients to get to the site of the clinical study, and the criteria for determining which patients are eligible to join the study. Delays in patient enrollment, specifically in the second part of the Phase III clinical trial which is still in the enrollment stage, could delay completion of the clinical study and increase its costs which could delay the commercial sale of ONCONASE(R).

      The FDA and comparable regulatory agencies in foreign countries impose substantial pre-market approval requirements on the introduction of pharmaceutical products. These requirements involve lengthy and detailed pre-clinical and clinical testing and other costly and time consuming procedures. Satisfaction of these requirements typically takes several years depending on the type of complexity and novelty of the product. While limited trials with our product has produced favorable results we cannot apply for FDA or EMEA approval to market ONCONASE(R) until pre-clinical and clinical trials have been completed.

If we fail to obtain the necessary regulatory approvals, we will not be allowed to commercialize our drugs and will not generate product revenue.

      The FDA and comparable regulatory agencies in foreign countries impose substantial pre-market approval requirements on the introduction of pharmaceutical products. These requirements involve lengthy and detailed pre-clinical and clinical testing and other costly and time consuming procedures. Satisfaction of these requirements typically takes several years depending on the type of complexity and novelty of the product. While limited trials with our product has produced favorable results we cannot apply for FDA or EMEA approval to market ONCONASE(R) until pre-clinical and clinical trials have been completed. Several factors could prevent the successful completion or cause significant delays of these trials including an inability to enroll the required number of patients or failure to demonstrate the product is safe and effective in humans. If safety concerns develop, the FDA and EMEA could stop our trials before completion.

      All statutes and regulations governing the conduct of clinical trials are subject to change by various regulatory agencies, including the FDA, in the future which could affect the cost and duration of our clinical trials. Any unanticipated costs or delays in our clinical studies would delay our ability to generate product revenues and to raise additional capital and could cause us to be unable to fund the completion of the studies.

      We may not market or sell any product for which we have not obtained regulatory approval. We can not assure that the FDA or other regulatory agencies will ever approve the use of our products that are under development. Even if we receive regulatory approval, such approval may involve limitations on the indicated uses for which we may market our products. Further, even after approval, discovery of previously unknown problems could result in additional restrictions, including withdrawal of our products.

      If we fail to obtain the necessary regulatory approvals, we cannot market or sell our products in the United States, or in other countries and our long-term viability would be threatened. If we fail to achieve regulatory approval or foreign marketing authorizations for ONCONASE(R) we will not have a saleable product or product revenues for quite some time, if at all, and may not be able to continue operations.

We are and will be dependent upon third parties for manufacturing and will be dependent on third parties for marketing our products. If these third parties do not devote sufficient time and resources to our products our revenues and profits may be adversely affected.

      We do not have the facilities or expertise to manufacture or market our products. We presently rely on third parties to perform certain of the manufacturing processes for the production of ONCONASE(R) for use in clinical trials. We intend to rely on third parties to manufacture and market our products if they are approved for sale by the appropriate regulatory agencies and are commercialized. Third party manufacturers may not be able to meet our needs with respect to the timing, quantity or quality of our products or to supply products on acceptable terms.

Our product candidates may not be accepted by the market.

      Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance, which means we would not receive significant revenues from these products. Approval by the FDA does not necessarily mean that the medical community will be convinced of the relative safety, efficacy and cost-effectiveness of our products as compared to other products. In addition, third party reimbursers such as insurance companies and HMOs may be reluctant to reimburse expenses relating to our products.

We depend upon key personnel and may not be able to retain these employees or recruit qualified replacement or additional personnel, which would harm our business.

      Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and management employees. There is intense competition for qualified personnel in the pharmaceutical field. Therefore the loss of key scientific, technical or management personnel, particularly Kuslima Shogen, our Chairman and Chief Executive Officer, would most likely delay our clinical trials, the commercialization of our products and the potential revenue from product sales. We carry key person life insurance on the life of Ms. Shogen with a face value of $1,000,000, but this amount may not be sufficient to cover our losses from any of these delays.

Risks Related to Our Industry

Our proprietary technology and patents may offer only limited protection against infringement and the development by our competitors of competitive products.

      We currently own 10 United States patents, four European patents and one Japanese patent. We also have patent applications that are pending in the United States, Europe and Japan, and an undivided interest in two United States patents each relating to a Subject Invention, as that term is defined in our Cooperative Research and Development Agreement, to which we and the National Institutes of Health, or NIH, are parties. The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. Therefore, our patents may not give us competitive advantages or afford us adequate protection from competing products. Furthermore, others may independently develop products that are similar to our products, and may design around the claims of our patents.

      Patent litigation and intellectual property litigation are expensive. If we were to become involved in litigation, due to our limited capital resources and negative cash flow, we might not have the funds or other resources necessary to carry on the litigation in an effective manner. This may prevent us from protecting our patents or defending against claims of infringement.

Developments by competitors may render our products obsolete or non-competitive.

      Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). Several companies, universities, research teams and scientists are developing products to treat the same medical conditions our products are intended to treat. Some of our competitors, including Eli Lilly, are more experienced and have greater clinical, marketing and regulatory capabilities and managerial and financial resources than we do. This may enable them to develop products to treat the same medical conditions our products are intended to treat before we are able to complete the development of our competing product.

      Our business is very competitive and involves rapid changes in the technologies involved in developing new drugs. If others experience rapid technological development, our products may become obsolete before we are able to recover expenses incurred in developing our products. We will probably face new competitors as new technologies develop. Our success depends on our ability to remain competitive in the development of new drugs. We may not be able to compete successfully.

We may be sued for product liability.

      Our business exposes us to potential product liability that may have a negative effect on our financial performance and our business generally. The administration of drugs to humans, whether in clinical trials or commercially, exposes us to potential product and professional liability risks which are inherent in the testing, production, marketing and sale of new drugs for humans. Product liability claims can be expensive to defend and may result in large judgments or settlements against us which could have a negative effect on our financial performance and materially adversely affect our business. We maintain product liability insurance but our insurance coverage may not be sufficient to cover claims. Furthermore, we cannot be certain that we will always be able to maintain or increase our insurance coverage at an affordable price. Even if a product liability claim is not successful, adverse publicity and time and expense of defending such a claim may significantly interfere with our business.

Risks Relating to This Offering

Our stock is thinly traded and you may not be able to sell our stock when you want to do so.

      There has been no established trading market for our common stock since the stock was delisted from Nasdaq in April 1999. Since then our common stock has been quoted on the OTC Bulletin Board, and is currently thinly traded. From December 2000 through December 2002, the weekly trading volume was as low as 4,160 shares per week and only as high as 309,100 shares for any week in such period. You may be unable to sell our common stock when you want to do so if the trading market continues to be limited.

The price of our common stock has been, and may continue to be, volatile.

      The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Over the past three fiscal years, the sale price for our common stock, as reported by Nasdaq and the OTC Bulletin Board has fluctuated from a low of $0.33 to a high of $3.88. The market price of our common stock could be impacted by a variety of factors, including:

      o announcements of technological innovations or new commercial products by us or our competitors,

      o disclosure of the results of pre-clinical testing and clinical trials by us or our competitors,

      o     disclosure of the results of regulatory proceedings,

      o     changes in government regulation,

      o developments in the patents or other proprietary rights owned or licensed by us or our competitors,

      o public concern as to the safety and efficacy of products developed by us or others,

      o     litigation, and

      o     general market conditions in our industry.

      In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

Our charter documents and Delaware law may discourage a takeover of our company.

      We are currently authorized to issue 1,000,000 shares of preferred stock. Our Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of the preferred stock. There are no shares of preferred stock currently outstanding. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of our company more difficult. Under certain circumstances, our Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or transfer in control of our company by causing shares of preferred stock to be issued to a stockholder who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of common stock, to acquire control of our company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in the tender offer. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock with rights that could adversely affect the rights of the holders of our common stock to a stockholder which, when voted together with other securities held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by our certificate of incorporation or Delaware General Corporation Law to effect certain matters.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, regarding our financial position, potential, business strategy, plans and objectives for future operations are "forward looking statements." These statements are commonly identified by the use of such terms and phrases as "intends," "expects," "anticipates," "estimates," "seeks" and "believes." You should read carefully the description of our plans and objectives for future operations, assumptions underlying these plans and objectives and other forward-looking statements included in "Prospectus Summary," "Use of Proceeds," "Management's Discussion And Analysis" and "Business" in this prospectus, but should not place undue reliance on these statements of expectations about our future performance. These descriptions and statements are based on management's current expectations. Our actual results may differ significantly from the results discussed in these forward-looking statements as a result of certain factors, including those set forth in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of our common stock in this offering. Some of the shares of common stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of options and warrants. We will receive estimated net proceeds of approximately $7,364,979 if all of the options and warrants offered under this prospectus are exercised. However, the options and warrants may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the options and warrants for general corporate purposes, including the funding of research and development activities. We expect to incur expenses of approximately $102,000 in connection with this offering.

                           PRICE RANGE OF COMMON STOCK

      Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." At the close of business on April 27, 1999, we were delisted from The Nasdaq SmallCap Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of January 31, 2003, we had approximately 1,221 stockholders of record of our common stock.

      The following table sets forth the range of high and low sale prices of our common stock. The prices for the periods commencing April 28, 1999 were obtained from the OTC Bulletin Board and the prices for the periods prior to April 28, 1999 were obtained from Nasdaq. These prices are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                            Common Stock Price
                                                           -------------------
                                                           Low            High
                                                           -----         -----
      Year Ending July 31, 2003
            First Quarter ............................     $0.18         $0.36
            Second Quarter ...........................      0.19          1.01
            Third Quarter (through February 28, 2003)       0.62          0.85

      Year Ended July 31, 2002
            First Quarter ............................     $0.33         $0.96
            Second Quarter ...........................      0.35          1.01
            Third Quarter ............................      0.42          0.77
            Fourth Quarter ...........................      0.27          0.47

      Year Ended July 31, 2001
            First Quarter ............................     $0.75         $1.56
            Second Quarter ...........................      0.53          1.38
            Third Quarter ............................      0.72          2.19
            Fourth Quarter ...........................      0.81          1.59

                                 DIVIDEND POLICY

      We have not paid dividends on our common stock since inception and we do not plan to pay dividends in the foreseeable future. If we realize any earnings, they will be retained to finance our growth.

       Securities Authorized For Issuance Under Equity Compensation Plans

      The following table provides additional information on our equity based compensation plans as of July 31, 2002:

                                                                                                  Number of securities
                                                                                                 remaining available for
                                   Number of securities to be          Weighted-average           future issuance under
                                     issued upon exercise of          exercise price of         equity compensation plans
                                      outstanding options,           outstanding options,         (excluding securities
        Plan Category                  warrants and rights            warrants and rights        reflected in column a)
        -------------                  -------------------            -------------------        ----------------------
                                               (a)                            (b)                          (c)
Equity compensation
plans approved by
security holders                            2,297,784                       $ 1.79                       2,326,661

Equity compensation
plans not approved
by security holders                         1,426,556                       $ 1.22                           -0-

      The 1,426,556 securities to be issued upon the exercise of outstanding warrants and options that were not approved by the security holders, relate to warrants and options we issued to third parties in connection with services rendered.

      In August 2001, we issued to DZS Computer Solutions, Inc. 55,556 five-year warrants to purchase 55,556 shares of common stock at an exercise price of $1.50 per share upon conversion of $50,000 of our accounts payable owed to DZS Computer Solutions, Inc. At such time we also issued to DZS Computer Solutions, Inc. 55,556 shares of common stock

      On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding.

      On October 10, 1997, we issued options to purchase 12,000 shares of common stock at an exercise price of $3.91 per share to Expert Medical Consultants, Inc. as payment for services to be rendered. 5,000 of such options have since been cancelled. The remaining options vested as to 1,000 shares per month from October 10, 1997 through April 10, 1998 and expire five years from the respective vesting date. An additional 4,000 options expired on January 31, 2003.

      In February 2002, we issued to Roan Meyers Associates, L.P. 1,500,000 five-year warrants to purchase an aggregate of 1,500,000 shares of common stock upon our retention of Roan Meyers to provide us with consulting services. We received $1,500 for the issuance of the warrants. Of such warrants 500,000 are exercisable immediately, 250,000 at an exercise price of $0.50 and 250,000 at an exercise price of $1.00. The remaining 1,000,000 warrants will become exercisable if the consultant is successful in helping us raise capital. For each $1 million in capital financing raised with the assistance of the consultant, 200,000 warrants will become exercisable up to 1,000,000 warrants in the aggregate.

Of these 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. As of July 31, 2002, a total of 186,000 of such warrants were exercised. An additional 40,000 of such warrants were exercised in September 2002.

                             SELECTED FINANCIAL DATA

      You should read the following selected financial data together with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The selected statement of operations data shown below for the years ended July 31, 2002, 2001 and 2000 and the balance sheet data as of July 31, 2002 and 2001 are derived from our audited financial statements included elsewhere in this prospectus, and have been audited by KPMG LLP, independent auditors whose report contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. The selected statement of operations data shown below for the years ended July 31, 1999 and 1998 and the balance sheet data as of July 31, 2000, 1999 and 1998 are derived from our audited financial statements which were also audited by KPMG LLP, but are not included in this prospectus or incorporated herein by reference. The selected financial data as of and for the three months ended October 31, 2002 and for the period from August 24, 1981 (the date of inception) to October 31, 2002 are unaudited and, in our opinion, contain adjustments, consisting only of normal, recurring accruals, which are necessary for a fair statement of the results of those periods. Results for the three months ended October 31, 2002 are not necessarily indicative of results that may be expected for the entire year.

                                      August 24,
                                         1981
                                       (Date of
                                     Inception) to                               Year Ended July 31,
                                      October 31,   -----------------------------------------------------------------------------
                                         2002           2002           2001            2000              1999             1998
                                     ------------   -----------    ------------     ------------     ------------    ------------
                                      (unaudited)
Statement of Operations Data:
Total revenue, principally
  investment income .........        $  2,020,829   $     4,838    $     13,121     $     51,144     $    168,372    $    311,822
Costs and Expenses:
  Costs of sales ............             336,495             0               0                0                0               0
  Research and
    development .............          40,321,477     2,032,938       1,900,678        1,879,728        2,401,945       5,264,578
  General and
    administrative ..........          21,799,202       798,053         705,745          644,588          920,686       1,412,968
  Interest ..................           3,246,687       118,741         153,029            4,980            2,377          21,782
                                     ------------   -----------    ------------     ------------     ------------    ------------
  Total costs and expenses ..          65,703,861     2,949,732       2,759,452        2,529,296        3,325,008       6,699,328
  State tax benefit .........           1,790,440       353,732         451,395          755,854
Net loss ....................        $(61,892,592)  $(2,591,162)   $ (2,294,936)    $ (1,722,298)    $ (3,156,636)   $ (6,387,506)
                                     ============   ===========    ============     ============     ============    ============
Net loss per common share:
  Basic and diluted .........                                      $      (0.12)    $       (.10)    $       (.18)   $       (.40)
Weighted average number
  of common shares:
  Basic and diluted .........                                        18,927,000       17,812,000        17,271,000     15,926,000
Dividends ...................                                                 0                0                 0              0


                                               Three Months Ended
                                                   October 31,
                                               2002             2001
                                          ------------      ------------
                                                  (unaudited)
Statement of Operations Data:
Total revenue, principally
  investment income .........             $     30,114      $         21
Costs and Expenses:
  Costs of sales ............                        0                 0
  Research and
    development .............                  419,504           501,523
  General and
    administrative ..........                  135,756           195,425
  Interest ..................                   34,228            34,155
                                          ------------      ------------
  Total costs and expenses ..                  589,488           731,103
  State tax benefit .........                  229,459           353,730
Net loss ....................             $   (329,915)     $   (377,352)
                                          ============      ============
Net loss per common share:
  Basic and diluted .........             $      (0.01)     $      (0.02)
Weighted average number
  of common shares:
  Basic and diluted .........               22,787,272        20,071,903
Dividends ...................                        0                 0

                                                                                                                           As of
                                                                           As of July 31,                                October 31,
                                            ------------------------------------------------------------------------    -----------
                                                 2002           2001           2000           1999           1998           2002
                                            -----------      ---------      ---------      ----------     ----------    -----------
Balance Sheet Data:                                                                                                     (unaudited)
Total assets ..........................     $   228,871      $ 201,609      $ 488,099      $1,728,648     $5,516,678    $   400,373
Cash and cash equivalents .............          85,843         44,781        257,445       1,383,133      5,099,453         42,195
Working capital (deficit) .............      (1,666,782)      (830,610)      (303,646)        498,993      3,398,527     (1,687,183)
Long-term liabilities .................         315,929         23,663         30,251               0          6,727        563,728
Total stockholders' equity (deficiency)      (1,885,437)      (740,378)      (131,860)        757,200      3,691,838     (2,159,345)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      Since our inception, we have devoted the majority of our resources to the research and development of ONCONASE(R) and related drug candidates. After we obtained the results of our preliminary analysis of the Phase III clinical trial for advanced pancreatic cancer, we closed the pancreatic cancer trials and redirected our resources towards the completion of the clinical program for unresectable malignant mesothelioma.

      We have had a series of meetings and communications with the FDA and EMEA to establish mutually agreed upon parameters for the NDA and Marketing Authorization Application, or MAA, filings for the malignant mesothelioma indication. In the ongoing Phase III trial for this indication, an interim analysis based on the occurrence of 105 deaths is planned. Based upon the results of this analysis, we may be able to file an NDA and an MAA within six months after the completion of the analysis. Marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA or EMEA. We are also exploring out-licensing and various strategic alternatives for our business, research and development operations with other companies.

      In October 2002, we entered into a research collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement; however, there is no assurance that such an agreement will be reached.

      We are currently funding the research and development of our products from cash receipts resulting from the private sales of our securities and from certain debt financings. The termination of the Phase III clinical trials for advanced pancreatic cancer had a significant and detrimental impact on the price of our common stock and our ability to raise additional capital for future operations. We may not have, or may not be able to obtain, the financial resources required to pay for all the associated costs of the malignant mesothelioma program to file in the Unites States and/or foreign registration for the marketing approval of ONCONASE(R) for this indication or for continued operations.

Results of Operations

Three Month Period Ended October 31, 2002 and 2001

      Revenues

      We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all of our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R) and as such we have not had any sales in the three months ended October 31, 2002 and 2001. For the three months ended October 31, 2002, our other income was $30,000.

      Research and Development

      Research and development expense for the three months ended October 31, 2002 was $420,000 compared to $502,000 for the same period last year, a decrease of $82,000, or 16%. This decrease was primarily due to the decrease in regulatory consulting fees, partially offset by an increase in costs resulted from the expansion of our Phase III clinical trials for malignant mesothelioma in Europe.

      General and Administrative

      General and administrative expense for the three months ended October 31, 2002 was $136,000 compared to $195,000 for the same period last year, a decrease of $59,000, or 30%. This decrease was primarily due to a non-cash expense relating to stock options issued for investor relations activities.

      Income Taxes

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. For the state fiscal year 2003 (July 1, 2002 to June 30, 2003), we had approximately $1,372,000 total available tax benefits of which approximately $273,000 was allocated to be sold between July 1, 2002 and June 30, 2003. In December 2002, we received approximately $229,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2002. In December 2001, we received approximately $354,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2001. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,099,000 between July 1, 2003 and June 30, 2004, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely manner.

      Net Loss

      We have incurred net losses during each year since our inception. The net loss for the three months ended October 31, 2002 was $330,000 as compared to $377,000 for the same period last year, a decrease of $47,000, or 12%. The cumulative loss from the date of inception, August 24, 1981 to October 31, 2002, amounted to $61,893,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Fiscal Years Ended July 31, 2002, 2001 and 2000

Revenues

      We did not have any sales in fiscal 2002, 2001 and 2000. Investment income for fiscal 2002 was $5,000 compared to $13,000 for fiscal 2001, a decrease of $8,000. This decrease was due to lower balances of cash and cash equivalents. Investment income for fiscal 2001 was $13,000 compared to $51,000 for fiscal 2000, a decrease of $38,000. This decrease was due to lower balances of cash and cash equivalents.

Research and Development

      Research and development expense for fiscal 2002 was $2,033,000 compared to $1,901,000 for fiscal 2001, an increase of $132,000, or 7%. This increase was primarily due to an increase in costs in support of the ongoing clinical trial for ONCONASE(R) resulting from the expansion of our Phase III clinical trial for malignant mesothelioma in Europe. This increase was partially offset by a decrease in expenses related to outside consultants, reduction of non-cash expenses relating to stock options issued for consulting services and a decrease in costs relating to patent and trademark applications for ONCONASE(R).

      Research and development expense for fiscal 2001 was $1,901,000 compared to $1,880,000 for fiscal 2000, an increase of $21,000, or 1%. This increase was primarily due to an increase in costs in support of ongoing clinical trial and an increase in costs related to ONCONASE(R) clinical supplies, both primarily due to the expansion of our Phase III clinical trial for malignant mesothelioma in Europe. These increases were offset by a decrease in expenses related to the preparation of the NDA for ONCONASE(R) with the FDA.

General and Administrative

      General and administrative expense for fiscal 2002 was $798,000 compared to $706,000 for fiscal 2001, an increase of $92,000, or 13%. This increase was primarily due to an increase in costs related to public relations activities, increase in legal costs associated with business development activities and an increase in insurance expenses offset by a decrease in non-cash expense relating to stock options issued for consulting services.

      General and administrative expense for fiscal 2001 was $706,000 compared to $645,000 for fiscal 2000, an increase of $61,000, or 9%. This increase was primarily due to a 58% increase in costs related to public relations activities, a 30% increase in non-cash expense relating to stock options issued for consulting services, a 12% increase in personnel costs and an 87% increase in costs associated with business development activities.

Interest

      Interest expense for fiscal 2002 was $119,000 compared to $153,000 in fiscal 2001, a decrease of $34,000. The decrease was primarily due to the interest expense on convertible notes and related warrants issued during the fiscal year ended 2001. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the life of the notes.

      Interest expense for fiscal 2001 was $153,000 compared to $5,000 in fiscal 2000, an increase of $148,000. The increase was primarily due to the interest expense on convertible notes and related warrants issued in April 2001 to related and unrelated parties. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the life of the notes.

Income Taxes

      In December 2001, we received $354,000 from the sale of an aggregate of $426,000 tax benefits which was recognized as a tax benefit for our fiscal 2002. In December 2000, we received $451,000 from the sale of an aggregate of $602,000 tax benefits which was recognized as a tax benefit for our fiscal 2001.

Net Loss

      We have incurred net losses during each year since our inception. The net loss for fiscal 2002 was $2,591,000 as compared to $2,295,000 in fiscal 2001 and $1,722,000 in fiscal 2000. The cumulative loss from the date of inception, August 24, 1981, to July 31, 2002 amounted to $61,563,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Liquidity and Capital Resources

      We have financed our operations since inception primarily through equity and debt financing, research product sales and interest income. During the three months ended October 31, 2002, we had a net decrease in cash and cash equivalents of $44,000, which resulted primarily from net cash used in operating activities of $329,000, offset by net cash provided by financing activities of $285,000, which was due to: proceeds from long-term and short-term borrowings; proceeds from the exercise of warrants; and private placements of common stock and warrants. Total cash resources as of October 31, 2002 were $42,000 compared to $86,000 at July 31, 2002.

      Our current liabilities as of October 31, 2002 were $1,996,000 compared to $1,798,000 at July 31, 2002, an increase of $198,000. The increase was primarily due to an increase in expenses related to the expansion of our Phase III clinical trials for malignant mesothelioma in Europe. As of October 31, 2002 our current liabilities exceeded our current assets and we had a working capital deficit of $1,687,000.

      The following transactions occurred after October 31, 2002:

            o In November 2002, we issued a $200,000 note payable to an unrelated party which was due in thirty days bearing interest at 8% per annum. In connection with such note, we issued warrants to purchase 200,000 shares of common stock expiring in five years at an exercise price of $0.60 per share. In December 2002, the note was extended to May 2005. In consideration for the extension, we will issue, on the due date of the note, warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, expiring in five years. Additionally, the unrelated party can convert the note into our common stock at a conversion rate of $0.20 per share.

            o In December 2002, we issued a $65,000 note payable to an unrelated party which was due in thirty days bearing interest at 8% per annum. In connection with such note, we issued warrants to purchase 65,000 shares of common stock expiring in five years at an exercise price of $0.60 per share. In January 2003, the note was extended to June 2004. In consideration for the extension, we will issue, on the due date of the note, warrants to purchase 65,000 shares of common stock at an exercise price of $1.00 per share, expiring in five years. Additionally, the unrelated party can convert the note into our common stock at a conversion rate of $0.35 per share.

            o In January 2003, we issued a $100,000 note payable to an unrelated party which will become due on July 15, 2004 bearing interest at 8% per annum. In consideration for the loan, the unrelated party has the option to convert the principal and interest at a conversion price of $0.50 per share plus five-year warrants to purchase 200,000 shares of common stock at an exercise price of $1.10 per share. Warrants are to be issued on the due date of the note or on the conversion date at the option of the unrelated party.

      Our continued operations will depend on our ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), licensing of our proprietary RNase technology and our ability to realize the full potential of our technology and our drug candidates via out-licensing agreements with other companies. Such additional funds may not become available as we need them or be available on acceptable terms. To date, a significant portion of our financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by our Chief Executive Officer. Additionally, we have raised capital through the sale of our tax benefits. Until our operations generate significant revenues, we will continue to fund operations from the sources of capital previously described; however, there can be no assurance that we will be able to raise the capital needed. After taking into account the net proceeds we received from the sale of our tax benefits in December 2002, we believe that our cash and cash equivalents as of October 31, 2002 will be sufficient to meet our anticipated cash needs through November 1, 2003. We are continuing our fund raising efforts and anticipate securing required financing in the first calendar quarter of 2003. The report of our former independent auditors on our July 31, 2002 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. As of October 31, 2002, we continued to incur losses, had a working capital deficiency and limited liquid resources which raise substantial doubt about our ability to continue as a going concern. Our financial statements at October 31, 2002 and July 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty.

      We will continue to incur costs in conjunction with our United States and foreign registrations for marketing approval of ONCONASE(R). We are currently in discussions with several potential strategic alliance partners, including major international biopharmaceutical companies, to further the development and marketing of ONCONASE(R) and other related products in our pipeline. However, we cannot be sure that any such alliances will materialize.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. For the state fiscal year 2003 (July 1, 2002 to June 30, 2003), we have approximately $1,372,000 total available tax benefits of which approximately $273,000 was allocated to be sold between July 1, 2002 and June 30, 2003. In December 2002, we received approximately $229,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2002. In December 2001, we received approximately $354,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2001. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,099,000 between July 1, 2003 and June 30, 2004, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely manner.

      Our common stock was delisted from The Nasdaq Small Cap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, our common stock trades on the OTC Bulletin Board under the symbol "ACEL.OB". Delisting of our common stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our stockholders' liquidity and the price of our common stock.

      The market price of our common stock is volatile, and the price of the stock could be dramatically affected one way or another depending on numerous factors. The market price of our common stock could also be materially affected by the marketing approval or lack of approval of ONCONASE(R).

Critical Accounting Policies

      In December 2001, the SEC requested that all registrants discuss their most "critical accounting policies" in Management's Discussion and Analysis of Financial Condition and Results of Operations. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of a company's financial condition and results and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe based on our current business that there are no critical accounting policies. Our accounting policies are described in Note 1 to the financial statements.

Contractual Obligations and Commercial Commitments

      Below is a table that presents our contractual obligations and commercial commitments as of July 31, 2002:

                                                      Payments Due by Fiscal Year
                                       -------------------------------------------------------
                                                                                      2005 and
                                        Total        2003        2004        2005    Thereafter
                                       -------     -------     -------     -------   ----------
Research and development
  commitments                          $     0     $     0     $     0     $     0     $     0
Operating leases                        58,200      19,800      19,200      19,200           0
                                       -------     -------     -------     -------     -------
Total contractual cash obligations     $58,200     $19,800     $19,200     $19,200     $     0
                                       =======     =======     =======     =======     =======

Changes In and Disagreements With Accountants On Accounting And Disclosure

      On December 1, 1993, certain shareholders of Armus Harrison & Co., or AHC, terminated their association with AHC, or the AHC termination, and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on our behalf. In June 1996, AHC dissolved and ceased all operations. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2002 is based on the report of AHC for the period from inception to July 31, 1992, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act on the basis of the use of such report in any registration statement into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by us, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or to its incorporation by reference into a registration statement, our officers and directors will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading Financial Statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in our common stock or otherwise.

      On December 6, 2002 KPMG LLP resigned as our independent accountants and was replaced by J.H. Cohn, LLP as our independent accountants for fiscal 2003. The engagement of J.H. Cohn was approved by our Audit Committee. The reports of KPMG on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that the report on our financial statements for the fiscal years ended July 31, 2002 and 2001 contained a separate paragraph stating that "the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." During our two most recent fiscal years through December 6, 2002, there were no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused them to make reference thereto in their report on the financial statements for such years.

                                    BUSINESS

Overview

      Alfacell Corporation is a biopharmaceutical company, primarily engaged in the discovery and development of a new therapeutic class of drugs for the treatment of cancer and other pathological conditions. Based on our proprietary Ribonuclease, or RNase technology platform, our drug discovery and development program consists of novel therapeutics developed from amphibian ribonucleases. These primordial enzymes play important roles in nature. They mediate several essential biological activities, namely, regulation of cell proliferation, maturation, differentiation and cell death. Therefore, they are ideal candidates for the development of therapeutics for cancer and other life-threatening diseases, including HIV and autoimmune diseases, that require anti-proliferative and apoptotic, or programmed cell death, properties. We are recognized as a leader in the development of RNase based therapeutics and as such, have both co-sponsored and been a key participant in the International Ribonuclease Meetings held every three years.

      ONCONASE(R), our trademark name for ranpirnase and our flagship product, is undergoing the last stage of clinical testing, or Phase III. This international randomized Phase III trial for patients with unresectable malignant mesothelioma, an inoperable form of cancer found in the lining of the lung and abdomen, is ongoing. We have also conducted other randomized and non-randomized trials with patients with advanced stages of solid tumors in other types of cancers.

      ONCONASE(R) is a novel amphibian ribonuclease unique among the superfamily of pancreatic ribonuclease that has been isolated from the eggs of the leopard frog. We have determined that, thus far, ranpirnase, the active component of ONCONASE(R) , is the smallest known protein belonging to the superfamily of pancreatic ribonuclease and has been shown, on a molecular level, to re-regulate the unregulated growth and proliferation of cancer cells. ONCONASE(R), unlike most cancer drugs, that attack all cells regardless of their phenotype, malignant vs. normal, and produce a variety of severe toxicities, is not an indiscriminate cytotoxic agent, but rather, its activity is mediated through elegant molecular mechanisms. ONCONASE(R) affects primarily exponentially growing malignant cells.

      In December 2002, we received Fast Track Designation from the FDA for the treatment of malignant mesothelioma patients with ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the EMEA. These designations to ONCONASE(R) may serve to expedite its regulatory review, assuming the clinical trials have yielded a positive result.

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation, or chemical construct, and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. This program provides for joint design and generation of new products with outside partners. Both companies may own these new products, or we may grant an exclusive license to the collaborating partner(s).

      We have established a number of scientific collaborations with the NCI that are designed to develop new therapeutic applications for ONCONASE(R). One collaboration has produced RN321, a conjugate of ranpirnase, with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. These results were presented by the NCI investigators at the 2002 Ribonuclease Meeting and the manuscript has been submitted for publication. Preclinical studies are ongoing at the NCI in preparation for commencing clinical trials for the treatment of patients with non-Hodgkin's lymphoma with this new conjugate.

      We have also discovered another series of proteins that may have therapeutic uses. These proteins appear to be involved in the regulation of both early embryonic and malignant cell growth. In addition to ranpirnase, we have isolated several other proteins from eggs of the leopard frog, or Rana pipiens. All of the proteins characterized to date are RNases. Information on four of these proteins was presented at the 2002 Ribonuclease Meeting. These products are currently undergoing preclinical testing. We are currently in negotiations with potential pharmaceutical partners for the development of these new compounds as conjugates and fusion proteins.

      We have entered into a research and development collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement between the companies, however; there is no assurance that such an agreement will be reached.

      We have signed confidentiality agreements and have entered into negotiations with a number of companies for US or non-US marketing rights for ONCONASE(R).

      We are engaged in the research, development and clinical trials of our products both independently and through research collaborations. We have financed our operations since inception through the sale of our equity securities, private placements, convertible debentures and loans. These funds provide us with the resources to acquire staff, facilities, capital equipment, finance our technology, product development, manufacturing and clinical trials.

Research and Development Programs

      Research and development expenses for the fiscal years ended July 31, 2002, 2001, and 2000 were $2,033,000, $1,901,000, and $1,880,000, respectively.
Our research and development programs focus primarily on the development of therapeutics from amphibian ribonucleases. Because ribonucleases have been shown to be involved in the regulation of cell proliferation, maturation, differentiation and programmed cell death, known as apoptosis, ribonucleases may be ideal candidates for the development of therapeutics for the treatment of cancer and other life-threatening diseases, including viral and autoimmune diseases that require anti-proliferative and pro-apoptotic properties.

Technology Platform and Pipeline

      Using ribonucleases as therapeutics is a relatively new approach to drug development. The use of these proteins to re-regulate the unregulated growth and proliferation of cancer cells is unlike most cancer drugs that attack all cells regardless of their phenotype, malignant versus normal. These proteins are known to produce a variety of severe toxicities. ONCONASE(R) and related drug candidates are not indiscriminate cytotoxic agents, but rather, their activity is mediated through elegant molecular mechanisms. They affect primarily exponentially growing malignant cells.

      Cancer is associated with the over or under production of many types of proteins in tumor cells. We believe that the ability to selectively halt the production of certain proteins via ribonuclease activity in tumor cells without damaging normal cells, may make treatment of cancer more effective. To make cancer therapy more effective and less toxic, we are developing ONCONASE(R) as a therapeutic and as an effector moiety, or a killer molecule for targeted therapies. We believe that selective degradation of intracellular proteins is central to the process of programmed cell death.

      We have devoted significant resources towards the development of recombinant designer RNases for chemical conjugation and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc.

Apoptosis

      Apoptosis, or programmed cell death, is essential for the proper development of embryos and of many body systems, including the central nervous system, immune regulation and others. Apoptosis is required to accommodate the billions of new cells produced daily by our bodies and to eliminate aged or damaged cells. Abnormal regulation of the apoptosis process can result in disease. For example, cancer, autoimmune disorders and many viral infections are associated with inhibited apoptosis or programmed death of cells occuring too slowly. Conversely, HIV is associated with increased apoptosis or programmed death of cells occuring too rapidly. The process of programmed cell death is genetically regulated. We have been recognized as the first company to discover and develop a novel family of primordial "regulatory" proteins that have been shown to play a fundamental role in this process.

ONCONASE(R) (ranpirnase) Pro-Apoptotic Mechanisms

      The molecular mechanisms were identified which determine the apoptotic cell death induced by ranpirnase. Ranpirnase preferentially degrades tRNA, leaving rRNA and mRNA apparently undamaged. The RNA damage induced by ranpirnase appears to represent a "death signal", or triggers a chain of molecular events culminating in the activation of proteolytic enzyme cascades which, in turn, induce disintegration of the cellular components and finally execute cell death. It has been shown that there is a protein synthesis inhibition-independent component, which, together with the changes induced by the protein synthesis inhibition, results in cell death.

      Many cancer cells become resistant to most types of cancer treatment, including chemotherapy, radiation and monoclonal antibodies. Overcoming resistance to chemotherapy remains a major challenge for cancer therapy. ONCONASE(R) has shown to overcome multiple drug resistance or prevent resistance to cancer therapy, thereby dramatically increasing the sensitivity of cancer cells to chemotherapy and radiation therapy.

      It remains unknown whether or not ONCONASE(R) targets and binds preferentially to tumor cells, rather than normal cells of the respective tissues. It is possible that there is no differential targeting and/or binding, but that tumor cells are more susceptible to the cytostatic and cytotoxic effects of ONCONASE(R). The cytostatic effects are manifested by the inhibition of progression in the cell cycle (G(1) phase block and by inhibition of expression of cyclin D3). These effects have been associated with induction of parallel differentiation and apoptosis. The cytostatic and differentiation-inducing effects are reflected in the stabilization of previously progressive tumors observed in our clinical trials.

Preclinical Development and Clinical Studies of ONCONASE(R)

      We have been very selective in our product development strategy, which is focused on the use of ONCONASE(R) alone or in combination with drugs which have shown evidence of preclinical and clinical efficacy on tumor types for which median survivals are typically less than a year and for which there are few or no approved treatments.

      ONCONASE(R) has been tested in Phase I, Phase II and Phase III clinical trials in more than 40 cancer centers across the United States since 1991 and in Europe since 2000, including major centers such as Columbia-Presbyterian, University of Chicago, M.D. Anderson and Cedars-Sinai Cancer Centers.

      ONCONASE(R) has been tested as a single agent in patients with a variety of solid tumors. It has also been tested in combination with tamoxifen in patients with prostate cancer, advanced pancreatic cancer and renal cell carcinoma as well as with doxorubicin in patients with malignant mesothelioma.

      In order to affect RNA activity, ONCONASE(R) must enter the cell. After intravenous injection, ONCONASE(R) distributes rapidly to organs, especially the kidney. ONCONASE(R) is excreted predominately by the kidney. Biodistribution studies of ONCONASE(R) in vivo, or studies done in laboratory animals, have demonstrated high tumor tissue uptake rates relative to organ distribution.

      We have been in collaboration with the NIH including NCI, as well as a number of well-renowned academic institutions, in the United States, Europe, and Japan and have developed a considerable body of knowledge in RNase technology and novel RNase-based therapeutics. We believe that ONCONASE(R) is recognized as the "gold standard" in RNase research, as reflected by the plethora of peer-reviewed publications. ONCONASE(R) has demonstrated a broad spectrum of anti-tumor activity in vitro, or studies of tumor cell lines in laboratory vessels, and was determined to kill cancer cells and therefore was judged to be "active" in the NCI Cancer Screen.

      In vitro and in vivo studies showed both cytostatic and cytotoxic antitumor activity when used as a single agent and in combination with other agents.

In Vitro Anti-Cancer Activity

      ONCONASE(R), in combination with other drugs, has been shown to be synergistic which means that the effect of ONCONASE(R) when given in combination with other drugs is greater than if the drugs were given alone. The results of these studies have been published. The combination of ONCONASE(R) and tamoxifen resulted in a significant cell kill in pancreatic, prostate, and ovarian tumor cell lines as compared to each drug alone. Similar results were found with respect to the following:

      o     ONCONASE(R)+ phenothiazine for non-small cell lung cancer;

      o ONCONASE(R)+ lovastatin in pancreatic, ovarian, and two types of non-small cell lung cancer;

      o     ONCONASE(R)+ cisplatin in ovarian cancer;

      o     ONCONASE(R)+ all-trans-retinoic acid in glioma (brain) cancer;

      o     ONCONASE(R)+ vincristine in colorectal cancer and ;

      o ONCONASE(R)+ doxorubicin and ONCONASE(R)+ Taxol in breast cancer including resistant variants.

In Vivo Anti-Cancer Activity

ONCONASE(R) as a Single Agent

      ONCONASE(R) as a single agent has shown in vivo anti-tumor activity in several mouse models of solid tumors:

      o In the human squamous A-253 carcinoma and the NIH-OVCAR-3 ovarian adenocarcinoma models, ONCONASE(R) has produced prolonged survival and delayed time to development of ascites (fluid in the abdomen), respectively.

      o In mice bearing M109 Madison lung carcinoma cells, time to appearance of ascites and survival were significantly prolonged in ONCONASE(R) treated animals as compared to controls. Several histologically confirmed cures were noted.

      o In nude mice bearing human DU-145 prostate carcinoma and pancreatic ASPC-1 carcinoma ONCONASE(R)inhibited growth of the subcutaneously transplanted tumor.

      o In several mouse tumor models, ONCONASE(R) not only demonstrated direct anti-tumor activity but also increased the potential for other drugs to penetrate the tumor tissue as well as increased the tumor sensitivity to radiation therapy.

ONCONASE(R) in Combination With Other Agents

      Based on in vivo results, ONCONASE(R) in combination with the following anti-cancer agents has been evaluated by us, in collaboration with the NCI, and the results have been published:

      o     vincristine

      o     doxorubicin, and

      o     tamoxifen.

      ONCONASE(R) prolonged the survival of nude mice bearing vincristine-resistant, HT-29 human colorectal carcinomas transfected with mdr-1 gene when used in combination with vincristine. These NCI results demonstrated that ONCONASE(R) can restore the sensitivity of resistant tumor cells to chemotherapy.

      NCI experiments in nude mice transplanted intravenously with human breast carcinoma cells treated with the combination of ONCONASE(R) and doxorubicin have shown significantly prolonged survival. Tumor growth was significantly inhibited as demonstrated by a decrease in number pulmonary metastases present at the time of sacrifice.

      NCI reported the ability of ONCONASE(R) to overcome multiple drug resistance as well as other forms of drug resistance (referring to a drug that no longer kills cancer cells) both in vitro and in vivo. We believe that these in vivo results demonstrate the therapeutic utility of ONCONASE(R) in chemotherapy-resistant tumors, and the findings suggest that ONCONASE(R) in combination with other agents has broad clinical application in cancer treatments.

Clinical Trials

Onconase(R) Phase III Randomized Clinical Trials

      We are currently conducting a two-part Phase III clinical trial of ONCONASE(R) as a treatment for malignant mesothelioma. The first part of the Phase III trial compares ONCONASE(R) alone to doxorubicin. Doxorubicin has been considered by opinion leaders to be the most effective drug for the treatment of malignant mesothelioma. The second part of the trial compares the combination of ONCONASE(R) and doxorubicin versus doxorubicin alone. The trial is a nonrandomized, controlled study. The patient enrollment for the first part of the clinical trial has been completed and the trial is on-going. The second part is currently in the enrollment stage and is being conducted in the United States, Germany and Italy.

      We have had a series of meetings with the FDA to establish mutually agreed upon parameters for the NDA to obtain marketing approval for ONCONASE(R).

Phase III Single Agent Results

      The single agent Phase III results of the Treatment Target Group, or TTG, which included 104 patients, of which 47 were treated with ONCONASE(R) and 57 were treated with doxorubicin who met the criteria for Cancer Adult Leukemia Group B, or CALGB prognostic groups 1-4, showed a median survival benefit, or MST, of 2 months for ONCONASE(R) treated patients, 11.6 months vs. 9.6 months. This two month median survival difference favoring ONCONASE(R) represents a 20% advantage over the active agent, doxorubicin. Moreover, the clinical activity of ONCONASE(R) is also evident from the overall 1-year and 2-year survival rates of ONCONASE(R) vs. doxorubicin, 46.8% vs. 38.6% and 20.2% vs. 12.3%, respectively. Doxorubicin treatment was associated with a 60% higher risk of death compared to ONCONASE(R) treatment. Tumor assessment by an independent radiologist for 53 patients revealed evidence of objective clinical activity in 17 patients in each treatment arm. Four partial responses and 13 stabilization of previously progressive disease in the ONCONASE(R) treated patients and 7 partial responses and 10 stabilization of previously progressive disease in the doxorubicin treated patients. Despite the small number of patients, the analysis revealed a statistically significant difference, log rank test, p. = 0.037, in survival of the responders favoring ONCONASE(R) treated patients with an MST 23.3 vs. 14.4 months for doxorubicin treated patients as well as the 2 year survival rates of 40% for ONCONASE(R) and 9% for doxorubicin. Preliminary results were presented at the 2000 American Society of Clinical Oncologists, or ASCO, meeting. A manuscript has been submitted for publication.

      These survival advantages were recognized as clinically important in this patient population by opinion leaders and the FDA. Therefore, the FDA has requested confirmation of the survival results in the TTG population in Part II of the ongoing trial.

      We have obtained Fast Track Designation from the FDA for treatment of malignant mesothelioma patients with ONCONASE(R) and doxorubicin. Fast Track is a formal mechanism to interact with the FDA using approaches that are available to all applicants for marketing claims for drugs that are being developed for a serious or life-threatening disease for which there is an unmet medical need. The benefits of Fast Track include scheduled meetings to seek FDA input into development plans, the option of submitting an NDA in sections rather than all components simultaneously, and the option of requesting evaluation of studies using surrogate endpoints. We intend to use this designation to reduce the marketing approval timeline for ONCONASE(R).

      In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the EMEA. We are continuing discussions with the EMEA regarding the MAA registration requirements for ONCONASE(R) for the treatment of malignant mesothelioma.

      In part two of the ongoing Phase III trial, an interim analysis based on the occurrence of 105 deaths is planned. Based upon the results of these analyses, we may be able to file an NDA and an MAA within 6 months after the completion of the analyses. Marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA or EMEA.

      We had initiated a Phase III trial in patients with advanced pancreatic cancer in 1995 after meeting with the FDA, based on the Phase II trial results. The median survival time of 5.5 months for 47 patients with stage 4 disease and liver involvement treated with the combination of ONCONASE(R) weekly and tamoxifen daily was more than double the median survival of such patients reported in previously published trials treated with a variety of other systemic therapies (published median survival times ranged from 2.0 to 2.5 months). Multicenter randomized trials were designed to evaluate ONCONASE(R) and tamoxifen regimen in untreated patients as well as patients who had failed GEMZAR(R), an approved drug for pancreatic cancer. The primary endpoint of both trials was survival. Early survival analyses of both trials did not reveal a significant survival advantage over the controls. Therefore, we made a decision that further evaluation of this indication was not warranted at that time and our resources were refocused on the ongoing malignant mesothelioma program.

ONCONASE(R) Phase II Clinical Trials

      ONCONASE(R) as a single agent, demonstrated objective clinical activity in 105 patients with uresectable malignant mesothelioma that included many heavily pretreated patients with refractory tumors. Analysis of the TTG population confirmed the importance of the CALGB prognostic groups and their utility for evaluating systemic therapies in this patient population.

      41 patients, 39%, reported evidence of clinical activity of which there were four partial responses, two minor responses and 35 stabilization of previously progressive disease. The MST of these patients was 18.5 months and the overall 1-year and 2-year survival rates were 61% and 40.8%, respectively. Two patients, 1 PR and 1 SD had their residual tumors resected after termination from the study and remain alive and tumor free for over 4 years after resection. The results of this trial demonstrated a survival benefit for both newly diagnosed patients and patients who failed prior therapies. The presentation of these data to the FDA resulted in the design of our Phase III malignant mesothelioma trial.

      A multicenter Phase II Broad Eligibility trial designed to evaluate ONCONASE(R) as a single agent has been conducted and results of the findings for patients with non-small cell lung cancer, or NSCLC, and advanced breast cancer have been published.

      ONCONASE(R) as a single agent, demonstrated objective clinical activity in patients with advanced NSCLC and breast cancer. The median survival time of 30 patients with advanced NSCLC was greater than that in 19 of 20 regimens when supportive care, a placebo or another single agent was given. Furthermore it was greater than 75% of the reported MSTs in combination chemotherapy trials. The MST and 1 year survival rates of 7.7 months and 27% for ONCONASE(R) treated patients compared favorably to 7.2 months and 30% for patients treated with Navelbine (an approved drug for this indication) as a single agent.

      30% of 17 patients with advanced breast cancer demonstrated objective clinical activity, which included, one partial response, two minor responses and significant reduction in bone pain and control of uncontrollable malignant fluid in the lungs (one patient each).

      A series of pilot Phase II studies to evaluate ONCONASE(R) as a single agent, and ONCONASE(R) and tamoxifen in previously treated patients with unresectable renal cell cancer were conducted. The results of both the Phase II single agent and ONCONASE(R) and tamoxifen have been published. Although the single agent study did not demonstrate evidence of clinical activity, the regimen of ONCONASE(R) and tamoxifen did demonstrate evidence of clinical activity which indicated further evaluation in untreated patients is warranted.

      Phase II telescopic studies to evaluate the regimen of ONCONASE(R) and gemcitabine, in patients with NSCLC as well as the regimen of ONCONASE(R) and Taxatere(R), in patients with advanced breast cancer are planned for 2003.

Research Collaborations

      We are pursuing some of these programs independently, while others are being undertaken in collaboration with the NIH and other United States, European and Japanese institutions.

      We have established a number of scientific collaborations with the NCI. The objective of our collaboration with the NCI is to develop new therapeutic applications for ONCONASE(R). This collaboration has produced RN321, a conjugate of ranpirnase, with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. The relative benefit in killing targeted tumor cells versus non-targeted healthy cells, or the therapeutic index, is greater than 200,000-fold with this conjugate. These striking "proof-of-concept" results were presented at the 2002 Ribonuclease Meeting and resulted in approval of an NCI sponsored clinical trial and the associated manuscript has been submitted for publication.

      The pleiotropic pattern of biological activity of ONCONASE(R) led to research in other areas of cancer biology. Two important areas associated with significant market opportunities are radiation therapy and control of tumor angiogenesis, or new tumor blood vessel formation. Many types of cancers undergo radiation therapy at early stages of the disease. However, success of such treatment is often limited. We believe any agent capable of enhancing tumor radiosensitivity has great market potential. Moreover, since the growth of essentially all types of cancer is dependent on new blood vessel formation, any agent that has anti-angiogenic activity, we believe, is most desirable.

Evaluation Of ONCONASE(R) As A Radiation Enhancer

      Published studies have demonstrated that ONCONASE(R) causes an increase in both tumor blood flow and in median tumor oxygen partial pressure causing tumor cells to become less resistant to radiation therapy regardless of the presence or absence of the functional p53 tumor-suppressor gene.

      We believe these findings further expand the profile of ONCONASE(R) in vivo activities and its potential clinical utility and market potential. These findings have led to the collaboration with the Molecular Radiation Oncology Sciences Program of the NCI. The Molecular Radiation Therapeutic Branch in collaboration with the Radiation Biology Branch of the NCI is conducting this research.

ONCONASE(R) As a Resistance-Overcoming and Apoptosis-Enhancing Agent

      The Fas (CD95) cell surface receptor (and its Fas ligand [FasL]) has been recognized as an important "death" receptor involved in the induction of the "extrinsic" pathway of apoptosis. The apoptotic pathways have been the preferred target for new drug development in cancer, autoimmune, and other therapeutic areas.

      The Thoracic Surgery Branch of the NCI confirmed the synergy between ranpirnase and soluble Fas ligand (sFasL) in inducing significant apoptosis in sFasL-resistant Fas+tumor cells. These results provided rationale for using ONCONASE(R) as a potential treatment of FasL-resistant tumors and possibly other disorders such as the autoimmune lympho-proliferative syndrome (ALPS). Further research in this area is ongoing.

Evaluation Of ONCONASE(R) As An Anti-Viral Agent

      The ribonucleolytic activity was the basis for testing ONCONASE(R) as a potential anti-viral agent against HIV. The NIH has performed an independent in vitro screen of ONCONASE(R) against the HIV virus type 1. The results showed ONCONASE(R) to inhibit replication of HIV by up to 99.9% after a four-day incubation period at concentrations not toxic to uninfected cells. In vitro findings by the NIH revealed that ONCONASE(R) significantly inhibited production of HIV in several persistently infected human cell lines, preferentially breaking down viral RNA and cellular transfer RNA while not affecting normal cellular ribosomal RNA and messenger RNAs.

      Moreover, the NIH, Division of AIDS also screened ONCONASE(R) for anti-HIV activity. ONCONASE(R) demonstrated highly significant anti-HIV activity in the monocyte/macrophage system. Ranpirnase may inhibit viral replication at several points during the life cycle of HIV, including its early phases. Ranpirnase is likely to inhibit replication of all different HIV-1 subtypes. These properties of ranpirnase are particularly relevant in view of the extremely high and exponentially increasing rate of mutations of HIV that occur during infection, and which are primarily responsible for the development of resistance to several currently available antiviral drugs. At present, over 50% of clinical isolates of HIV are resistant to both reverse transcriptase and protease inhibitors drugs, and an additional 25%, while being sensitive to protease inhibitors, are resistant to RT inhibitors drugs. German collaborators continue to investigate the anti-viral properties of ONCONASE(R). The ribonucleolytic activity of ONCONASE(R) suggested that it might be active against a variety of RNA viruses, including HIV and hepatitis C. We believe treatments for both viruses have huge market potentials.

Research And Development Pipeline Of Targeted Therapies

      Our proprietary drug discovery program forms the basis for the development of recombinant designer RNases for chemical conjugation and gene fusion products with various targeting moieties such as monoclonal antibodies, growth factors, cytokines, etc. We believe these products can be produced in a cost effective and controlled manufacturing environment.

      This program also provides for joint design and generation of new products with outside partners. We, along with any outside partners, may own these new products jointly, or we may grant an exclusive license to the collaborating partner(s).

Ranpirnase Conjugates and Fusion Proteins

      The concept of targeting potent toxins as effector molecules to kill cancer or other specifically targeted cells has been extensively evaluated over the last 2 decades. Several immunotoxins containing bacterial and plant toxins or other biotoxins, have been evaluated in human clinical trials. Efficacy has always been limited due to the high incidence of immunogenicity and other intolerable toxicities, including death. Conjugation of ranpirnase to targeting ligands appears to eliminate this safety problem.

      RN321 is comprised of ranpirnase conjugated to an anti-CD22 monoclonal antibody for the treatment of non-Hodgkin's Lymphoma. We, in collaboration with the NCI, are developing this product. The relative benefit in killing targeted tumor cells versus non-targeted healthy cells is greater than 200,000-fold with this conjugate. These striking "proof-of-concept" results were presented at the 2002 Ribonuclease Meeting and resulted in approval of an NCI sponsored clinical trial and the associated manuscript will be submitted for publication.

      Although ranpirnase is active against a variety of human cancers, its activity is not uniform across different tumor types. However, whether the tumor is more or less sensitive to ranpirnase as a single agent, its anti-tumor activity can be greatly augmented by conjugation to different targeting moieties. One of these moieties is the epidermal growth factor, or EGF, which is a ligand for the EGF receptor often hyperexpressed on malignant cells. The genetically engineered ranpirnase conjugates with EGF (rRNP-EGF) exerted significant anti-tumor activity in human squamous cell head and neck and pancreatic carcinomas, and human D54MG glioblastoma. Other constructs target tumor blood vessel formation, which could be potentially used in a broad spectrum of solid tumors. They are in pre-clinical evaluation by our European collaborators.

Novel Amphibian Ribonucleases

      In addition to ONCONASE(R), we have isolated several other novel proteins from eggs of the leopard frog. All of the proteins characterized to date are RNases. Information on four new proteins was presented at the 2002 Ribonuclease Meeting. Preclinical testing of the new candidates tested shows them to be similarly active to ranpirnase. Their chemical structure makes them ideal candidates for genetic engineering of designer products. We are currently in negotiations with potential pharmaceutical partners for the development of these new compounds.

Collaborations with Pharmaceutical Companies

      We have entered into a research and development collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using our proprietary technology. This collaboration may result in a licensing agreement between the companies; however, there is no assurance that such an agreement will be reached.

Raw Materials

      The major active ingredient derived from leopard frog eggs is the protein ranpirnase. Although we currently acquire our natural source material from a single supplier, we believe that it is abundantly available from other sources. We have sufficient egg inventory on hand to produce enough ONCONASE(R) to complete the current Phase III clinical trial for malignant mesothelioma and supply ONCONASE(R) for up to two years after commercialization. In addition, we have successfully completed the cloning of the gene of the natural protein ranpirnase; however, the use of this recombinant technology may not be more cost effective than the natural source.

Manufacturing

      We have signed an agreement with Scientific Protein Laboratories, a subsidiary of a division of Wyeth Pharmaceuticals, which will perform the intermediary manufacturing process of purifying ranpirnase. Scientific Protein Laboratories sends the intermediate product to a contract filler for the final manufacturing step and vial filling. Other than these arrangements, we do not have specific arrangements for the manufacture of our product. Products manufactured for use in Phase III clinical trials and for commercial sale must be manufactured in compliance with Current Good Manufacturing Practices. Both Scientific Protein Laboratories and the contract filler, to whom the intermediate product is sent, manufacture in accordance with Current Good Manufacturing Practices. For the foreseeable future, we intend to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture our product. We might not be able to find substitute manufacturers, if necessary. We are dependent upon our contract manufacturers to comply with Current Good Manufacturing Practices and to meet our production requirements. It is possible that our contract manufacturers may not comply with Current Good Manufacturing Practices or deliver sufficient quantities of our products on schedule.

Marketing

      We do not plan to market our products at this time. We have entered into a number of Confidential Disclosure Agreements and have been in discussions with several United States and multinational biopharmaceutical companies for the selection of suitable marketing partners for our lead product ONCONASE(R), our proprietary ribonuclease technology pipeline, as well as several patented product candidates.

      We intend to enter into development and marketing agreements with third parties. We expect that under such arrangements we would grant exclusive marketing rights to our corporate partners in return for assuming further research and development cost, up-front fees, milestone payments and royalties on sales. Under these agreements, our marketing partner may have the responsibility for a significant portion of product development and regulatory approval. In the event that our marketing partner fails to develop a marketable product or fails to market a product successfully, our business may be adversely affected.

Government Regulation

      The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable regulatory agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards that apply to the clinical testing, manufacturing and marketing of pharmaceutical products in the United States. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. State, local and other authorities also regulate pharmaceutical manufacturing facilities.

      As the initial step in the FDA regulatory approval process, preclinical studies are conducted in laboratory dishes and animal models to assess the drug's efficacy and to identify potential safety problems. Moreover manufacturing processes and controls for the product are required. The manufacturing information along with the results of these studies is submitted to the FDA as a part of the IND, which is filed to obtain approval to begin human clinical testing. The human clinical testing program typically involves up to three phases. Data from human trials as well as other regulatory requirements such as chemistry, manufacturing and controls, pharmacology and toxicology sections, are submitted to the FDA in an NDA or Biologics License Application, or BLA. Preparing an NDA or BLA involves considerable data collection, verification and analysis. A similar process in accordance with EMEA regulations is required to gain marketing approval in Europe. Moreover, a commercial entity must be established and approved by the EMEA in a member state of the EU at least three months prior to filing the MAA.

      We have not received United States or other marketing approval for any of our product candidates and may not receive any approvals. We may encounter difficulties or unanticipated costs in our effort to secure necessary governmental approvals, which could delay or preclude us from marketing our products.

      With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which we may have the exclusive right to exploit them.

Patents and Proprietary Technology

      Since our inception, it has been our policy to protect our proprietary technology and know-how by filing for and obtaining patents and trademarks which we consider important to the development of our business. We rely on trade secrets and know-how and continue to develop our intellectual property rights. We have obtained, and continue to file, patents concerning our RNase based technology, drug candidates including, but not limited to, genes, conjugates and fusion proteins, novel composition of matter and methods of manufacture and use.

      In addition, foreign counterparts of certain applications have been filed or will be filed at the appropriate time. In the United States patents filed prior to June 8, 1995 will expire 17 years after the date of allowance or, in other cases, 20 years from the date of application. Generally, it is our strategy to apply for patent protection in the United States, selected European countries and Japan.

      We own the following patents in the United States:

      o Patent No. US 6,423,515 B1 issued in July 23, 2002, which covers the methodology for synthesizing gene sequences of ranpirnase and the genetically engineered variant

      o Patent No. US 6,290,951 B1 issued in September 18, 2001, which covers alteration of the cell cycle in vivo, particularly for inducing apoptosis of tumor cells

      o Patent No. US 6,239,257 B1, issued on May 29, 2001, which covers a family of variants of ONCONASE(R)

      o Patent No. US 6,175,003 B1, issued January 16, 2001, which covers the genes of ONCONASE(R)and a variant of ONCONASE(R)

      o U.S. Patent No. 5,728,805, issued in 1998, which covers a family of variants of ONCONASE(R)

      o U.S. Patents Nos. 5,529,775 and 5,540,925, issued in 1996, and U.S. Patent No. 5,595,734, issued in 1997, which cover combinations of ONCONASE(R) with certain other pharmaceuticals

      o U.S. Patent No. 5,559,212, issued in 1996, which covers the amino acid sequence of ONCONASE(R)

      o U.S. Patent No. 4,888,172, issued in 1989, which covers a pharmaceutical produced from fertilized frog eggs (Rana pipiens) and the methodology for producing it

      We own four European patents, which have been validated in certain European countries. These patents cover ONCONASE(R), a variant of ONCONASE(R), process technology for making ONCONASE(R) and combinations of ONCONASE(R) with certain other chemotherapeutics. We also have patent applications pending in the United States, Europe, and Japan. Additionally, we own one Japanese patent and have an undivided interest in two United States patents, each relating to a Subject Invention, as that term is defined in Cooperative Research and Development Agreement to which we and the NIH are parties.

      The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products or that duplicate our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that such patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid, or uninfringed upon. We also rely on proprietary know-how and on trade secrets to develop and maintain our competitive position. Others may independently develop or obtain access to such know-how or trade secrets. Although our employees and consultants having access to proprietary information are required to sign agreements that require them to keep such information confidential, our employees or consultants may breach these agreements or these agreements may be held to be unenforceable.

Competition

      Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). There are several companies, universities and research teams which are engage in research similar or potentially similar to those performed by us. Eli Lilly is developing a multi-targeted antifolate ALIMTA(R) (pemetrexed) for patients with malignant mesothelioma. Preliminary Phase III results, namely response rate and median survival, were presented at ASCO 2002, however many patients were censored at the time of the analysis. Final results are not yet published.

      Some of our competitors have far greater financial resources, larger research staffs and more extensive physical facilities. These competitors may develop products that are more effective than ours and may be more successful than us at producing and marketing their products. We are not aware, however, of any product currently being marketed that has the same mechanism of action as our proposed anti-tumor agent, ONCONASE(R). Search of scientific literature reveals no published information that would indicate that others are currently employing this method or producing such an anti-tumor agent. Others may develop new treatments that are more effective than ONCONASE(R).

Employees

      As of January 31, 2003, we have 13 employees, of whom 10 were engaged in research and development activities and three were engaged in administration and management. We have six employees who hold Ph.D. degrees. All of our employees are covered by confidentiality agreements. We consider relations with our employees to be excellent. None of our employees are covered by a collective bargaining agreement.

      On January 7, 2003 Stanislaw M. Mikulski, M.D. resigned as Executive Vice President, Medical Director and as a member of our Board of Directors. Dr. Mikulski has requested the resolution of back salary due him for calendar year 2002 in the amount of approximately $120,000. In addition, Dr. Mikulski is requesting that all options issues to him vest immediately and remain exercisable for a period of two years from his date of resignation. We intend to resolve these issues with Dr. Muikulski as soon as possible.

Environmental Matters

      Our operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If we expand or change our existing operations or propose any new operations, we may need to obtain additional or amend existing permits or authorizations. We spend time, effort and funds in operating our facilities to ensure compliance with environmental and other regulatory requirements.

      Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on our financial condition. The principal environmental regulatory requirements and matters known to us requiring or potentially requiring capital expenditures by us do not appear likely, individually or in the aggregate, to have a material adverse effect on our financial condition. We believe that we are in compliance with all current laws and regulations.

Properties

      We lease a total of approximately 17,000 square feet in an industrial office building located in Bloomfield, New Jersey. Our lease expired on December 31, 2001 and we are currently negotiating a new lease agreement under similar terms with the landlord. The monthly rental obligation is $11,333. We believe that the facility is sufficient for our needs in the foreseeable future.

Legal Proceedings

      We are presently not involved in any legal proceedings.

                                   MANAGEMENT

Directors And Executive Officers

Name                                      Age        Director Since      Position with the Company
----                                      ---        --------------      -------------------------
Kuslima Shogen                            57              1981           Chairman of the Board, Chief Executive
                                                                         Officer and Acting Chief Financial Officer

Stanislaw M. Mikulski, M.D.(1)            58              1986           Executive Vice President, Medical Director
                                                                         and Director

Stephen K. Carter, M.D.(2)                64              1997           Director and Chairman of the Scientific
                                                                         Advisory Board

Donald R. Conklin (2)(3)                  66              1997           Director

Martin F. Stadler (2)(3)                  60              1997           Director

Paul Weiss, Ph.D.(4)                      45              2003           Director

(1) Dr. Mikulski resigned as our Executive Vice President, Medical Director and as a member of our Board of Directors effective as of January 7, 2003.

(2)   Member of Compensation Committee

(3)   Member of Audit Committee

(4)   Dr. Weiss joined our Board of Directors effective as of February 3, 2003.

Business Experience of Directors and Executive Officers

      Kuslima Shogen has served as our Chief Executive Officer since September 1986, as Chairman of the Board since August 1996, as a Director since our inception and as Acting Chief Financial Officer since June 23, 1999. She also served as our Chief Financial Officer from September 1986 through July 1994 and as our President from September 1986 through July 1996. Ms. Shogen formed the company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickenson University. Prior to our founding, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickenson University, or FDU, and also completed graduate studies in 1978 in embryology. She is a Phi Beta Kappa graduate.

In April 1998, Ms. Shogen received the Pinnacle Award from FDU, the highest honor the University bestows on its graduates.

      Stanislaw M. Mikulski, M.D., F.A.C.P. served as our Executive Vice President and Medical Director from 1987 to 2003 and as a Director from 1986 to 2003. Prior to his affiliation with us, Dr. Mikulski was Special Assistant to the Chief of the Investigational Drug Branch of the National Cancer Institute, and the Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment. Prior to joining us, he maintained a private practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology as well as a Fellow of the American College of Physicians and a member of the American Society of Clinical Oncology, The American Association for Cancer Research and the American Association for the Advancement of Science. Dr. Mikulski is currently a clinical assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D. in 1967 from the Medical School of Warsaw, Poland and subsequently performed post-doctoral studies in human tumor immunology at the University of California in Los Angeles.

      Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of our Scientific Advisory Board. In addition to his positions with us, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anti-cancer and anti-viral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development of its Pharmaceutical Research Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the National Cancer Institute, including the position of Deputy Director at the National Institutes of Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco and New York University. Dr. Carter has published extensively on the development of anti-cancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the Board of Directors of Allos Therapeutics.

      Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals and Executive Vice-President of Schering-Plough Corporation. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON A(R) (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the Board of Directors of Vertex Pharmaceuticals, Inc. and Ventiv Health, Inc.

      Martin F. Stadler joined the Board of Directors in November 1997. At the end of 1996, Mr. Stadler retired from Hoffmann La-Roche, Inc. after 32 years of pharmaceutical, chemical and diagnostic experience. Mr. Stadler served as senior vice president and chief financial officer, and was a member of the Hoffmann La-Roche, Inc. Board of Directors from 1985 through 1996. His responsibilities included finance, information technology, human resources, quality control and technical services. Prior to 1985, Mr. Stadler served as vice-president of strategic planning and business development. Mr. Stadler received his B.S. degree from Rutgers University and his M.B.A. from Fairleigh Dickenson University. In April 1999, he received the Pinnacle Award from FDU, the highest honor the University bestows on its graduates. Mr. Stadler is a member of the Finance Council of the American Management Association.

      Effective as of February 3, 2003, Paul Weiss, Ph.D. was appointed to our Board of Directors. Dr. Weiss has been President of Gala Design, a privately-held biotechnology company, since February 2002. He had served as a director on Gala's Board from 1998 to 2001, when he joined the management team as Senior Vice President of Business Development. Prior to joining Gala Design, Dr. Weiss was Vice President of Technology and Product Licensing at 3-Dimensional Pharmaceuticals from 1998 to 2001. Prior to joining 3-Dimensional Pharmaceuticals, Dr. Weiss was Director of Licensing for Wyeth-Ayerst Laboratories, a division of Wyeth Pharmaceuticals. Dr. Weiss holds a Ph.D. in Biochemistry and an MBA from the University of Wisconsin-Madison and a B.Sc. in Biochemistry from Carleton University Institute of Biochemistry in Ottawa, Ontario.

      In March 1998 the SEC approved the settlement previously disclosed in our November 1997 Proxy Statement of allegations by the SEC of violations of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, the Exchange Act, by Kuslima Shogen, Chairman and Chief Executive Officer and Stanislaw Mikulski, Executive Vice President. Ms. Shogen and Dr. Mikulski agreed to the entry of a cease and desist order and the payment of monetary penalties totaling $40,000 (payable by us under our indemnity agreements with these individuals) without admitting or denying any of the SEC's allegations concerning certain allegedly late filings required to be made by them pursuant to Sections 13 and 16 of the Exchange Act with respect to changes in beneficial ownership of our securities. With the exception of one late filing by Ms. Shogen in 1996, each of the allegedly unreported transactions occurred during the years 1983 to 1994. The alleged reporting violations relate solely to the filings of required forms. There was no allegation by the SEC of any fraudulent or willful misconduct. No action was brought against us.

Directors' Compensation

      Directors receive no cash compensation in consideration for their serving on the Board of Directors.

      In November 1993 and January 1994, the Board of Directors and the stockholders, respectively, approved our 1993 Stock Option Plan, or the 1993 Plan, which, among other things, provides for automatic grants of options under a formula to non-employee directors or independent directors on an annual basis.

      The formula provides that:

      o on each December 31st each independent director receives automatically an option to purchase 15,000 shares of our common stock, or the regular grant; and

      o on the date of each independent director's initial election to the Board of Directors, the newly elected independent director automatically receives an option to purchase the independent director's pro rata share of the regular grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year, or the pro rata grant.

Each option granted pursuant to a regular grant and a pro rata grant vests and becomes exercisable on December 30th following the date of grant. An option will not become exercisable as to any shares unless the independent director has served continuously on the Board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date the independent director joined the Board until the date on which the options are scheduled to vest and become exercisable. However, if an independent director does not fulfill such continuous service requirements due to the independent director's death or disability all options held by the independent director nonetheless vest and become exercisable as described herein. An option granted pursuant to the formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the formula is equal to the average of the high and low trade prices of our common stock for the twenty trading days preceding the date of grant.

      During the fiscal year ended July 31, 2002, the following independent directors listed below were granted options under our 1997 Stock Option Plan, or the 1997 Plan, pursuant to the same formula under the 1993 Plan as set forth above. The exercise prices of the options are equal to the formula set forth above.

      Name                        Number of Options            Exercise Price              Expiration
      ----                        -----------------            --------------              ----------
      Stephen K. Carter                 15,000                     $ 0.66                   12/30/07

      Donald R. Conklin                 15,000                     $ 0.66                   12/30/07

      Martin F. Stadler                 15,000                     $ 0.66                   12/30/07

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended July 31, 2002, the members of our Board of Directors who served on the Compensation Committee were Stephen K. Carter, Donald R. Conklin and Martin F. Stadler, all of whom are non-employee directors and have never been an officer of Alfacell.

      In April 2001, our Board of Directors approved the issuance of 50,000 stock options under the 1997 Plan to Martin Stadler, which vested on the date of grant. The exercise price of the stock options was $0.90 per share which was based on the average of the high and low trade prices of our common stock for the ten trading days preceding the date of grant.

      In April 2001, we issued convertible notes to Kuslima Shogen, our Chief Executive Officer and a director, two of our directors, Donald Conklin and Martin Stadler, and unrelated parties in the aggregate amount of $366,993. Messrs. Conklin and Stadler are members of our Compensation Committee. The notes were due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties named above have elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they received three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. In October 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006, to conform with the private placements to unrelated parties. The notes issued to unrelated parties with an aggregate balance of $69,993 were renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, they will receive five-year warrants to purchase an aggregate 77,770 shares of common stock at an exercise price of $1.50 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of common stock. In addition, they received five-year warrants to purchase an aggregate 72,214 shares of common stock at an exercise price of $1.50 per share.

      During the fiscal year ended July 31, 2002, Kuslima Shogen, our CEO has made loans to us repayable upon demand bearing interest at 8% per annum. As of October 31, 2002, we owe Ms. Shogen $139,794 classified as a current liability included in loan payable, related party. Amounts due from Ms. Shogen totaling $68,667 are classified as a long term asset in loan receivable, related party as we do not expect repayment of these amounts within one year. We earn interest at a rate of 8% per annum on the unpaid balance.

                           Summary Compensation Table

      The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 2002, 2001 and 2000 earned by our Chief Executive Officer and Executive Vice President, or our executive officers.

                                                                                 Other Annual      Securities           All Other
              Name and                                   Salary(1)      Bonus    Compensation      Underlying         Compensation
         Principal Position                   Year          ($)          ($)        ($)(2)       Options/SARs(#)         ($)(3)
-----------------------------------           ----       ---------      -----    ------------    ---------------      ------------
Kuslima Shogen,
  Chief Executive Officer, Chairman            2002       $150,000        -0-         -0-            115,000             $4,154
  of the Board of Directors and                2001        150,000        -0-         -0-            115,000              4,154
  Acting Chief Financial Officer.........      2000        150,000        -0-         -0-            215,000(4)           3,615

Stanislaw M. Mikulski,
  Executive Vice                               2002       $130,000        -0-         -0-             50,000             $3,900
  President and                                2001        130,000        -0-         -0-              5,000              3,900
  Medical Director.......................      2000        130,000        -0-         -0-            130,000(5)           3,600

(1) Fiscal year 2002 includes $13,000 and $33,900 of unpaid net salary for K. Shogen and S. Mikulski, respectively.

(2) Excludes perquisites and other personal benefits which in the aggregate do not exceed 10% of our executive officers' total annual salary and bonus.

(3)   Consists of our contributions to a 401(k) plan.

(4)   Of these options, 100,000 expired in December 2001.

(5)   Of these options, 75,000 expired in December 2001.

                        Option Grants in Last Fiscal Year

      The following table contains information concerning the grant of stock options to our executive officers during the fiscal year ended July 31, 2002:

                                Number of
                                Securities        % of Total                                        Potential Realizable Value at
                                Underlying     Options Granted     Exercise or                           Assumed Annual Rates of
                                 Options       to Employees in      Base Price       Expiration      Stock Price Appreciation for
        Name                    Granted (#)       Fiscal Year      ($/Share)(1)         Date                Option Term(2)
---------------------          ------------    ---------------     ------------      ----------     -----------------------------
                                                                                                    0%($)       5%($)        10%($)
                                                                                                    -----       -----        ------
Kuslima Shogen                  115,000(3)          33.92%            $0.49             (4)          --        $ 2,300      $ 5,750

Stanislaw M. Mikulski            50,000(3)          14.75%            $0.49             (4)          --        $ 1,000      $ 2,500

(1) The exercise price of these options was based on the average of the high and low trade prices of our common stock for the twenty trading days preceding the date of grant.

(2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise prices of the options equal the market price of the underlying common stock on the date the options were granted, and thus the options will have no value unless our stock price increases above the exercise prices.

(3) These options vested and became exercisable as to 20% of the shares on October 4, 2001 and 20% of the shares each year thereafter.

(4)   These options will expire five years after the vesting date.

                   Option Exercises and Fiscal Year-End Values

      The following table sets forth the information with respect to our executive officers concerning the exercise of options during the fiscal year ended July 31, 2002 and unexercised options held as of July 31, 2002.

                                                                   Number of Securities                   Value of Unexercised
                                                                  Underlying Unexercised                  In-The-Money Options
                                                               options at Fiscal Year-End (#)           at Fiscal Year-End($)(2)
                                  Shares          Value       -------------------------------        ------------------------------
                               Acquired on      Realized
        Name                   Exercise (#)      ($)(1)       Exercisable       Unexercisable        Exercisable      Unexercisable
---------------------          ------------      ------       -----------       -------------        -----------      -------------
Kuslima Shogen                     None           None          512,685            307,000              $-0-               $-0-

Stanislaw M. Mikulski              None           None          221,281            170,000              $-0-               $-0-

(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) The fair market value of the common stock at the fiscal year end was based on the average of the high and low trade prices ($0.34) for the common stock obtained from the OTC Bulletin Board on the last trading day of the fiscal year July 31, 2002.

         Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of our outstanding common stock, each of the current directors, each of our executive officers and all directors and executive officers as a group as of

December 31, 2002. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                                                                       Percentage of Common
Directors, Officers or 5% Stockholders(1)                                   Number of Shares(2)         Stock Outstanding(3)
-----------------------------------------                                   -------------------        ---------------------
Kuslima Shogen                                                                  2,073,305(4)                     8.8%

Stanislaw M. Mikulski                                                             624,531(5)                     2.7%

Stephen K. Carter                                                                 190,000(6)                       *

Donald R. Conklin                                                                 450,500(7)                     2.0%

Martin F. Stadler                                                                 480,000(8)                     2.0%

All executive officers and directors as a group (five persons)                  3,818,336(9)                     15.6%

*     Less than one percent.

(1) The address of all officers and directors listed above is in the care of the company.

(2) All shares listed are common stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of December 31, 2002 by (ii) the sum of (A) the number of shares of common stock outstanding as of December 31, 2002 plus (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(4) Includes 604,685 shares underlying options which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002 and 110,000 shares underlying warrants which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(5) Includes 263,281 shares underlying options which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(6) Includes 190,000 shares underlying options which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(7) Includes 110,000 shares underlying options which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002 and 110,000 shares underlying warrants which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(8) Includes 145,000 shares underlying options which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002 and 110,000 shares underlying warrants which were exercisable as of December 31, 2002 or which will become exercisable within 60 days after December 31, 2002.

(9) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                 Certain Relationships And Related Transactions

      On July 23, 1991, the Board of Directors authorized us to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to us from any license(s) with respect to our principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which we own or are a co-owner of the patents, or acquire such rights in the future, for a period not to exceed the life of the patents. If we manufacture and market the drugs ourselves, we will pay an amount equal to 5% of gross sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to license(s) or the 5% of the net sales from any products sold during the life of the patents but not both, unless we and a licensee both market the licensed product.

      In December 1999, our Compensation Committee approved the issuance of an aggregate total of 75,000 stock options to our outside Board of Directors, which vested on the date of grant. The exercise price of the stock options was $0.47 per share which was based on the average of the high and low trade prices of our common stock for the twenty trading days preceding the date of grant. An aggregate 50,000 of these options were exercised.

      In April 2001, our Board of Directors approved the issuance of 50,000 stock options under the 1997 Plan to Martin Stadler, which vested on the date of grant. The exercise price of the stock options was $0.90 per share which was based on the average of the high and low trade prices of our common stock for the ten trading days preceding the date of grant.

      In April 2001, we issued convertible notes to Kuslima Shogen, our Chief Executive Officer and a director, two of our directors, Donald Conklin and Martin Stadler, and unrelated parties in the aggregate amount of $366,993. Messrs. Conklin and Stadler are members of our Compensation Committee. The notes are due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties named above have elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they received three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. In October 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006, to conform with the private placements to unrelated parties. The notes issued to unrelated parties with an aggregate balance of $69,993 were renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, they will receive five-year warrants to purchase an aggregate 77,770 shares of common stock at an exercise price of $1.50 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of common stock. In addition, they received five-year warrants to purchase an aggregate 72,214 shares of common stock at an exercise price of $1.50 per share.

      During the fiscal year ended July 31, 2002, Kuslima Shogen, our CEO has made loans to us repayable upon demand bearing interest at 8% per annum. As of October 31, 2002, we owe Ms. Shogen $139,794 classified as a current liability included in loan payable, related party. Amounts due from Ms. Shogen totaling $68,667 are classified as a long term asset in Loan receivable, related party as we do not expect repayment of these amounts within one year. We earn interest at a rate of 8% per annum on the unpaid balance.

                             SELLING SECURITYHOLDERS

      On October 10, 1997, we issued options to purchase 12,000 shares of common stock at an exercise price of $3.91 per share to Expert Medical Consultants, Inc. as payment for services to be rendered. 5,000 of such options have since been cancelled. The remaining options vested as to 1,000 shares per month from October 10, 1997 through April 10, 1998 and expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested, an additional 4,000 options expired and 3,000 options remain outstanding. This prospectus relates to the offer and sale by the option holder of 3,000 shares of common stock underlying the options.

      On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding. This prospectus relates to the offer and sale by the option holder of 50,000 shares of common stock underlying the options.

      On March 30, 1994, we issued options to purchase 379,678 shares of common stock at an exercise price of $3.20 per share to Kuslima Shogen in satisfaction for money loaned to us. A total of 303,743 of such options have since expired or were cancelled. As of the date hereof, the remaining 75,935 options remain outstanding and will expire on March 30, 2003. This prospectus relates to the offer and sale by the option holder of 75,935 shares of common stock underlying the options by the holders.

      In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share. This prospectus relates to the offer and resale of 875,000 shares issuable upon the exercise of warrants to purchase common stock issued in the February 2000 private placements.

      In August and September 2000, we completed three private placements resulting in the issuance of an aggregate 333,332 shares of restricted common stock and 166,666 five-year warrants to purchase an aggregate of 166,666 shares of common stock at an exercise price of $3.00 per share. We received an aggregate $499,998 from such private placements. This prospectus relates to the offer and resale of 166,666 shares of common stock underlying the warrants.

      In April 2001, we completed a private placement resulting in the issuance of 222,222 shares of restricted common stock and 222,222 three-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $2.50 per share. To conform with the other private placements, on October 31, 2001, the Board of Directors approved a change in the exercise price of these warrants from $2.50 per share to $1.50 per share and changed the expiration date from July 7, 2004 to July 7, 2006. We received an aggregate $200,000 from such private placements. This prospectus relates to the offer and resale of 222,222 shares of common stock and 222,222 shares of common stock underlying warrants.

      In April 2001, we issued convertible notes to certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety days unless the lenders elected to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties elected to convert an aggregate $297,000 notes payable into an aggregate 330,000 shares of common stock. In addition, upon conversion, they received warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share and with an expiration date of July 7, 2004. An aggregate balance of the notes to unrelated parties in the amount of $69,993 was renewed for 120 days for the same conversion prices of $0.90 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of common stock. In addition, upon conversion, they received five-year warrants to purchase an aggregate 72,214 shares of common stock at an exercise price of $1.50 per share. To conform with the other private placements, on October 31, 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties upon conversion of the notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006. This prospectus relates to the offer and resale of 402,214 shares of common stock and 402,214 shares of common stock underlying warrants.

      In July 2001, we completed two private placements resulting in the issuance of 307,777 shares of restricted common stock and 307,777 five-year warrants to purchase an aggregate 307,777 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $277,000 from such private placement. This prospectus relates to the offer and resale of 307,777 shares of common stock and 307,777 shares of common stock underlying warrants.

      In August 2001, we completed a private placement resulting in the issuance of 115,000 shares of restricted common stock and 115,000 five-year warrants to purchase an aggregate of 115,000 shares of common stock at per share exercise price of $1.50 per share. We received an aggregate $103,500 from such private placement. This prospectus relates to the offer and resale of 115,000 shares of common stock and 115,000 shares of common stock underlying warrants.

      In August 2001, we converted $50,000 of our accounts payable owed to DZS Computer Solutions, Inc., into 55,556 shares of common stock. In addition we issued to DZS Computer Solutions, Inc. 55,556 five-year warrants to purchase 55,556 shares of common stock at an exercise price of $1.50 per share. This prospectus relates to the offer and resale of 55,556 shares of common stock and 55,556 shares of common stock underlying warrants.

      In September 2001, we completed a private placement resulting in the issuance of 200,000 shares of restricted common stock and 200,000 five-year warrants to purchase 200,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $100,000 from such private placement. This prospectus relates to the offer and resale of 200,000 shares of common stock and 200,000 shares of common stock underlying warrants.

      In October 2001, we completed a private placement resulting in the issuance of 125,000 shares of restricted common stock and 125,000 five-year warrants to purchase an aggregate 125,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $62,500 from such private placement. This prospectus relates to the offer and resale of 125,000 shares of common stock and 125,000 shares of common stock underlying warrants.

      In November 2001, we completed a private placement resulting in the issuance of 209,070 shares of restricted common stock and 259,070 five-year warrants to purchase an aggregate 259,070 shares of common stock at $1.50 per share. We received an aggregate $104,535 from such private placement. This prospectus relates to the offer and resale of 209,070 shares of common stock and 259,070 shares of common stock underlying warrants.

      In January 2002, we completed a private placement resulting in the issuance of 150,000 shares of restricted common stock and 150,000 five-year warrants to purchase an aggregate 150,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $75,000 from such private placement. This prospectus relates to the offer and resale of 150,000 shares of common stock and 150,000 shares of common stock underlying warrants.

      In February 2002, we issued 1,500,000 five-year warrants to purchase an aggregate of 1,500,000 shares of common stock in connection with the engagement of a consultant. We received $1,500 for the issuance of the warrants. Of such warrants 500,000 are exercisable immediately, 250,000 at an exercise price of $0.50 and 250,000 at an exercise price of $1.00. The remaining 1,000,000 warrants will become exercisable if the consultant is successful in helping us raise capital. For each $1 million in capital financing raised with the assistance of the consultant, 200,000 warrants will become exercisable up to

1,000,000 warrants in the aggregate. Of these 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. To date, a total of 226,000 of such warrants were exercised. This prospectus relates to the offer and resale of 1,274,000 shares of common stock underlying the warrants.

      We are required to maintain the effectiveness of this registration statement for a period of two years from the date this prospectus is declared effective.

Stock Ownership

      The table below sets forth the number of shares of common stock:

      o     owned beneficially by each of the selling stockholders;

      o     offered by each selling stockholder pursuant to this prospectus;

      o to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold; and

      o the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold.

      For purposes of this table each selling stockholder, other than Roan Meyers Associates L.P., is deemed to own beneficially:

      o the shares of common stock underlying the warrants and options offered hereby;

      o the issued and outstanding shares of common stock owned by the selling stockholder as of December 2, 2002; and

      o the shares of common stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of December 2, 2002 or which will become exercisable within 60 days after December 2, 2002.

      For purposes of this table, we have indicated the ownership for Roan Meyers as of January 31, 2003 assuming all vested and non-vested warrants have been exercised.

      Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

      In connection with the registration of the shares of common stock offered in this prospectus, we will supply prospectuses to the selling stockholders.

                                                                                Shares Owned
                                                   Shares                            Upon           % of Shares
                                                Owned Prior    Shares Being     Completion Of       Owned After
Name(1)                                         To Offering       Offered         Offering          Offering(2)
Anthony, Karen(3)                                 225,880       (130,000)            95,880            *
Caasi, Santiago(4)                                165,328        (33,328)           132,000            *
Conklin, Donald(5)                                450,500       (220,000)           230,500            1.00%
Danson, Edward B. Danson, III Family Trust        100,000       (100,000)                 0            *
DePeyster, Margo(6)                                55,554        (55,554)                 0            *

                                                                                Shares Owned
                                                   Shares                            Upon           % of Shares
                                                Owned Prior    Shares Being     Completion Of       Owned After
Name(1)                                         To Offering       Offered         Offering          Offering(2)
DePeyster, Ashton(7)                              155,553        (88,887)            66,666            *
Dimzon, Delmer                                     44,440        (44,440)                 0            *
DZS Computer Solutions, Inc.(8)                   251,112       (111,112)           140,000            *
Expert Medical Consultants, Inc.                    3,000         (3,000)                 0            *
Garg, Mukul                                       186,112       (111,112)            75,000            *
Goodwin, Todd                                     114,999        (33,333)            81,666            *
Jacobson Living Trust                             185,000       (150,000)            35,000            *
Krogh, Sally J                                    105,000       (100,000)             5,000            *
McCash, James O.(9)                             1,303,229        (50,000)         1,128,785            4.94%
McCash, Donna M.(10)                            1,303,229       (124,444)         1,128,785            4.91%
McCash Family Limited Partnership(11)           2,455,340     (1,513,140)           942,200            3.95%
Muniz, Charles(12)                              2,678,428       (500,000)         2,178,428            9.32%
Neill, Douglas                                    100,000       (100,000)                 0            *
Patton, Eve M                                     933,334       (433,334)           500,000            2.18%
Pisani, B. Michael(13)                            119,500        (60,000)            59,500            *
Roan Meyers Associates L.P. (14)                1,274,000     (1,274,000)                 0            *
Samet, Roger                                      495,000       (100,000)           395,000            1.72%
Schiro, Anthony                                   100,000       (100,000)                 0            *
Shogen, Kuslima (15)                            2,073,305       (295,935)         1,777,370            7.54%
Sitao, Janine(16)                                 154,360        (66,660)            87,700            *
Stadler, Martin(17)                               480,000       (220,000)           260,000            1.12%
Sage Partners                                      50,000        (50,000)                 0            *
  Total                                        14,258,974      6,068,279          8,190,695

----------

*     Less than one percent.

(1)   The last name of the individual selling stockholders is listed first.

(2) The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of common stock deemed to be beneficially held by such stockholder as of December 2, 2002, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying options and warrants) by (i) the sum of (A) the number of shares of common stock outstanding as of December 2, 2002 plus (B) the number of shares of common stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of December 2, 2002 or which will be exercisable within 60 days after December 2, 2002.

(3) Includes an aggregate 480 shares owned by Ms. Anthony's two minor children.

(4)   Includes options held by Mr. Caasi's wife who is one our employees.

(5) Mr. Donald R. Conklin is one of our directors and his share ownership gives effect to shares underlying options he received for services rendered as a director.

(6) Does not include 94,443 shares of common stock and 61,110 shares of common stock underlying warrants held by Ashton DePeyster, Mrs. DePeyster's husband, as to which Mrs. DePeyster disclaims beneficial ownership.

(7) Does not include 27,777 shares of common stock and 27,777 shares of common stock underlying warrants held by Margo DePeyster, Mr. DePeyster's wife, as to which Mr. DePeyster disclaims beneficial ownership.

(8) DZS Computer Solutions, Inc. is our data management firm. The 111,112 shares offered represent shares issued for services rendered.

(9) Includes 1,249,561 shares of common stock, of which 7,500 are held by Mr. McCash's wife, Donna McCash, 167,222 shares are held in an irrevocable trust for the benefit of Donna McCash, 217,222 shares of common stock underlying warrants are held in an irrevocable trust for the benefit of Donna McCash, 607,617 shares are held in a revocable trust for the benefit of Mr. McCash and 250,000 shares of common stock underlying warrants held in a revocable trust for the benefit of Mr. McCash. Mr. McCash disclaims beneficial ownership of all shares of common stock held by his wife or for the benefit of his wife.

(10) Includes 1,295,729 shares of common stock, of which 53,668 are held by Mrs. McCash's husband, James McCash, 167,222 shares are held in an irrevocable trust for the benefit of Mrs. McCash, 217,222 shares underlying warrants are held in an irrevocable trust for the benefit of Mrs. McCash and 607,617 are held in a revocable trust for the benefit of James McCash and 250,000 shares of common stock underlying warrants held in a revocable trust for the benefit of Mr. McCash. Mrs. McCash disclaims beneficial ownership of all shares of common stock held by her husband or for the benefit of her husband.

(11) Includes 209,070 shares of common stock and 259,070 shares of common stock underlying warrants that were previously registered hereunder and reported as held in a revocable trust for the benefit of James McCash and were transferred to the McCash Family Limited Partnership.

(12) Mr. Charles Muniz is deemed to beneficially own 639,857 shares of common stock and 392,857 shares of common stock underlying warrants that are currently held in the name of his wife, Melba Muniz. Mr. Muniz disclaims beneficial ownership of all shares of common stock held by his wife.

(13) Includes 5,500 shares which are owned by Granite Securities, which is a corporation controlled by Mr. Pisani.

(14) Includes 274,000 shares of common stock underlying warrants that are currently exercisable and 1,000,000 shares of common stock underlying warrants that will only become exercisable if Roan Meyers helps us raise capital pursuant to an engagement agreement between us and Roan Meyers.

(15) Kuslima Shogen is our Chief Executive Officer and Chairman of the Board. Ms. Shogen is also one of our principal stockholders. Her beneficial ownership includes shares underlying options for services rendered and money owed to her.

(16) Includes an aggregate 6,200 shares held in trust from Ms. Sitao's two minor children.

(17) Mr. Martin F. Stadler is one of our directors and his share ownership gives effect to shares underlying options he received for services rendered as a director.

                            DESCRIPTION OF SECURITIES

      Our certificate of incorporation provides for authorized capital stock of 41,000,000 shares, including 40,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

      As of December 31, 2002 we had 22,872,958 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the

Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

Warrants

      We currently have outstanding warrants to purchase an aggregate of 7,126,857 shares of common stock. Of such shares, 1,538,638 shares underlying the warrants are covered by an effective registration statement on Form S-1 and 4,152,505 shares underlying the warrants are being registered for sale under this prospectus. The remaining 1,435,714 shares underlying warrants have not been registered for sale.

      875,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the February 2000 private placements. Warrants to purchase 187,500 and 250,000 shares of common stock underlying the warrants are exercisable at a price of $3.25 and $1.03 per share, respectively, for a period of three years from the date of grant. Warrants to purchase 187,500 and 250,000 shares of common stock are exercisable at a price of $4.55 and $2.50 per share, respectively, for a five-year period from the date of grant.

      166,666 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the August and September 2000 private placements. Such warrants are exercisable at a price of $3.00 per share for a five-year period from the date of grant.

      222,222 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in the April 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a period of five years from the date of grant.

      307,777 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a July 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      402,214 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued upon the conversion of a convertible note converted in July 2001 and October 2001. These warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      115,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in an August 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      55,556 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in an August 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      200,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a September 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      125,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in an October 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      259,070 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a November 2001 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      150,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a January 2002 private placement. Such warrants are exercisable at a price of $1.50 per share for a five-year period from the date of grant.

      1,274,000 shares of common stock covered by the prospectus are issuable upon the exercise of warrants issued in February 2002 in a private placement. 24,000 of such warrants are exercisable immediately at a price of $0.50 per share and 250,000 of such warrants are exercisable immediately at a price of $1.00 per share. All of the remaining 1,000,000 warrants will only be exercisable if the warrant holder performs certain capital raising services for us. Of these 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. All 1,274,000 warrants expire in February 2007.

Options

      128,935 shares of common stock covered by this prospectus are issuable upon the exercise of options. Options to purchase 3,000 shares of common stock are exercisable at a price of $3.91 per share for a period of five years from the vesting date. Options to purchase 75,935 shares of common stock are exercisable at a price of $3.20 per share for a period of five years from the vesting date. Options to purchase 50,000 shares of common stock are exercisable at a price of $1.00 per share for a period of five years from the vesting date. At December 31, 2002, we had outstanding options to purchase 3,014,937 shares of common stock at an average purchase price of $1.54 per share.

                              PLAN OF DISTRIBUTION

      Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. We have been advised by the selling stockholders that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

      Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

      The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

      During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

                                  LEGAL MATTERS

      The validity of the shares to be offered by this prospectus will be passed upon for us by Dorsey & Whitney, LLP, New York, New York.

                                     EXPERTS

      Our financial statements as of July 31, 2002 and 2001 and for each of the years in the three-year period ended July 31, 2002, and the period from August 24, 1981 (the date of inception) to July 31, 2002, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2002 is based on the report of Armus Harrison, appearing elsewhere herein, for the period from inception to July 31, 1992. As discussed elsewhere herein, Armus Harrison ceased performing accounting and auditing services for the Company in 1993 and subsequently dissolved and ceased all operations.

      The report of KPMG LLP covering the July 31, 2002 financial statements contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

                                      Index

                                                                            Page

Audited Financial Statements:

      Independent Auditors' Report of KPMG LLP...............................F-2

      Independent Auditors' Report of Armus, Harrison & Co...................F-3

      Balance Sheets - July 31, 2002 and 2001................................F-5

      Statements of Operations - Years ended July 31, 2002, 2001, and
            2000 and the Period from August 24, 1981 (Date of
            Inception) to July 31, 2002......................................F-6

      Statement of Stockholders' Equity (Deficiency) Period from August
            24, 1981 (Date of Inception) to July 31, 2002....................F-7

      Statements of Cash Flows - Years ended July 31, 2002, 2001, and
            2000 and Period from  August 24, 1981 (Date of Inception)
            to July 31, 2002................................................F-12

      Notes to Financial Statements - Years ended July 31, 2002, 2001 and 2000 and the Period from August 24, 1981 (Date of
            Inception) to July 31, 2002.....................................F-15

Unaudited Financial Statements

      Unaudited Balance Sheet - October 31, 2002............................F-44

      Statements of Operations (unaudited) - Three Months Ended October
            31, 2002 and 2001 and the Period from August 24, 1981 (Date of Inception) to October 31, 2002...............................F-45

      Statement of Cash Flow (unaudited) - Three Months Ended October
            31, 2002 and 2001 and the Period from August 24, 1981 (Date of Inception) to October 31, 2002...............................F-46

      Notes of Unaudited Financial Statements...............................F-48

                          Independent Auditors' Report

The Stockholders and Board of Directors
Alfacell Corporation:

We have audited the accompanying balance sheets of Alfacell Corporation (a development stage company) as of July 31, 2002 and 2001, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended July 31, 2002 and the period from August 24, 1981 (date of inception) to July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation for the period from August 24, 1981 to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 to July 31, 2002 of the amounts for the period from August 24, 1981 to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation as of July 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 2002 and the period from August 24, 1981 to July 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ KPMG LLP

Short Hills, New Jersey
November 4, 2002

--------------------------------------------------------------------------------

On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included herein, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or, to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.

--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liability in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 to the Notes of Financial Statements, indicates the uncertainties about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.

                                        /s/ Armus, Harrison & Co.
                                        ----------------------------------------
                                        Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
is July 19, 1993 and Note 3
which is October 28, 1993

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 Balance Sheets

                             July 31, 2002 and 2001

                                                                       2002            2001
                                                                   ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents                                      $     85,843    $     44,781
    Other assets                                                         45,754          42,933
                                                                   ------------    ------------
        Total current assets                                            131,597          87,714

Property and equipment, net of accumulated depreciation and
    amortization of $1,120,371 in 2002 and $1,081,423 in 2001            28,607          67,555

Loan receivable, related party                                           68,667          46,340
                                                                   ------------    ------------

        Total assets                                               $    228,871    $    201,609
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Current portion of long-term debt                              $      8,179    $      7,057
    Loan payable, related party                                         139,794              --
    Note payable - convertible debt - unrelated party, less debt
    discount of $34,511                                                      --          35,482
    Accounts payable                                                    796,128         409,972
    Accrued expenses                                                    854,278         465,813
                                                                   ------------    ------------
        Total current liabilities                                     1,798,379         918,324

Long-term debt, less current portion                                    315,929          23,663
                                                                   ------------    ------------
        Total liabilities                                             2,114,308         941,987
                                                                   ------------    ------------

Stockholders' deficiency:
    Preferred stock, $.001 par value.  Authorized and unissued,
       1,000,000 shares at July 31, 2002 and 2001                            --              --
    Common stock $.001 par value.  Authorized 40,000,000 shares;
       issued and outstanding 22,760,921 shares and 19,802,245
       shares at July 31, 2002 and 2001, respectively                    22,761          19,802
    Capital in excess of par value                                   59,654,479      58,211,335
    Deficit accumulated during development stage                    (61,562,677)    (58,971,515)
                                                                   ------------    ------------
        Total stockholders' deficiency                               (1,885,437)       (740,378)
                                                                   ------------    ------------

        Total liabilities and stockholders' deficiency             $    228,871    $    201,609
                                                                   ============    ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Operations

                    Years ended July 31, 2002, 2001 and 2000,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2002

                                                August 24, 1981
                                                    (date of
                                                   inception)
                                                to July 31, 2002       2002           2001           2000
                                                ----------------    -----------    -----------    -----------
Revenues:
    Sales                                         $    553,489             --             --             --
    Investment income                                1,377,123          4,838         13,121         51,144
    Other income                                        60,103             --             --             --
                                                  ------------    -----------    -----------    -----------
                                                     1,990,715          4,838         13,121         51,144
                                                  ------------    -----------    -----------    -----------

Cost and expenses:
    Cost of sales                                      336,495             --             --             --
    Research and development                        39,901,973      2,032,938      1,900,678      1,879,728
    General and administrative                      21,663,446        798,053        705,745        644,588
    Interest:
       Related parties                               1,147,547          4,687        108,900             --
       Others                                        2,064,912        114,054         44,129          4,980
                                                  ------------    -----------    -----------    -----------
                                                    65,114,373      2,949,732      2,759,452      2,529,296
                                                  ------------    -----------    -----------    -----------

Net loss before state tax benefit                 $(63,123,658)    (2,944,894)    (2,746,331)    (2,478,152)

State tax benefit                                    1,560,981        353,732        451,395        755,854
                                                  ------------    -----------    -----------    -----------

    Net loss                                      $(61,562,677)    (2,591,162)    (2,294,936)    (1,722,298)
                                                  ============    ===========    ===========    ===========

Loss per basic and diluted common share                           $     (0.12)   $     (0.12)   $     (0.10)
                                                                  ===========    ===========    ===========

Weighted average number of shares outstanding                      21,045,000     18,927,000     17,812,000
                                                                  ===========    ===========    ===========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                 Statement of Stockholders' Equity (Deficiency)

                           Period from August 24, 1981
                      (Date of Inception) to July 31, 2002


                                                                      Common Stock
                                                                 ----------------------     Capital In      Common
                                                                 Number of                 Excess of par  Stock to be
                                                                   Shares       Amount         Value        Issued
                                                                 ----------    --------    -------------  -----------
Issuance of shares to officers and stockholders for equipment,
  research and development, and expense reimbursement               712,500    $    713    $   212,987    $        --
Issuance of shares for organizational legal service                  50,000          50          4,950             --
Sale of shares for cash, net                                         82,143          82        108,418             --
Adjustment for 3 for 2 stock split declared September 8, 1982       422,321         422           (422)            --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1982                                          1,266,964       1,267        325,933             --

Issuance of shares for equipment                                     15,000          15         13,985             --
Sale of shares to private investors                                  44,196          44         41,206             --
Sale of shares in public offering, net                              660,000         660      1,307,786             --
Issuance of shares under stock grant program                         20,000          20        109,980             --
Exercise of warrants, net                                             1,165           1          3,494             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1983                                          2,007,325       2,007      1,802,384             --

Exercise of warrants, net                                           287,566         287        933,696             --
Issuance of shares under stock grant program                         19,750          20        101,199             --
Issuance of shares under stock bonus plan for directors and
  consultants                                                       130,250         131        385,786             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1984                                          2,444,891       2,445      3,223,065             --

Issuance of shares under stock grant program                         48,332          48        478,057             --
Issuance of shares under stock bonus plan for directors and
  consultants                                                        99,163          99        879,379             --
Shares canceled                                                     (42,500)        (42)      (105,783)            --
Exercise of warrants, net                                           334,957         335      1,971,012             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1985                                          2,884,843       2,885      6,445,730             --

Issuance of shares under stock grant program                         11,250          12        107,020             --
Issuance of shares under stock bonus plan for directors and
  consultants                                                        15,394          15        215,385             --
Exercise of warrants, net                                            21,565          21         80,977             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1986 (carried forward)                        2,933,052       2,933      6,849,112             --

                                                                   Deficit
                                                                 Accumulated                                            Total
                                                                    During                          Deferred        Stockholders'
                                                                 Development     Subscription    compensation,         Equity
                                                                    Stage         Receivable    restricted stock    (Deficiency)
                                                                 ------------    ------------   ----------------    -------------
Issuance of shares to officers and stockholders for equipment,
  research and development, and expense reimbursement            $         --       $      --        $        --    $     213,700
Issuance of shares for organizational legal service                        --              --                 --            5,000
Sale of shares for cash, net                                               --              --                 --          108,500
Adjustment for 3 for 2 stock split declared September 8, 1982              --              --                 --               --
Net loss                                                             (121,486)             --                 --         (121,486)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1982                                             (121,486)             --                 --          205,714

Issuance of shares for equipment                                           --              --                 --           14,000
Sale of shares to private investors                                        --              --                 --           41,250
Sale of shares in public offering, net                                     --              --                 --        1,308,446
Issuance of shares under stock grant program                               --              --                 --          110,000
Exercise of warrants, net                                                  --              --                 --            3,495
Net loss                                                             (558,694)             --                 --         (558,694)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1983                                             (680,180)             --                 --        1,124,211

Exercise of warrants, net                                                  --              --                 --          933,983
Issuance of shares under stock grant program                               --              --                 --          101,219
Issuance of shares under stock bonus plan for directors and
  consultants                                                              --              --                 --          385,917
Net loss                                                           (1,421,083)             --                 --       (1,421,083)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1984                                           (2,101,263)             --                 --        1,124,247

Issuance of shares under stock grant program                               --              --                 --          478,105
Issuance of shares under stock bonus plan for directors and
  consultants                                                              --              --                 --          879,478
Shares canceled                                                            --              --                 --         (105,825)
Exercise of warrants, net                                                  --                                 --        1,971,347
Net loss                                                           (2,958,846)             --                 --       (2,958,846)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1985                                           (5,060,109)             --                 --        1,388,506

Issuance of shares under stock grant program                               --              --                 --          107,032
Issuance of shares under stock bonus plan for directors and
  consultants                                                              --              --                 --          215,400
Exercise of warrants, net                                                  --              --                 --           80,998
Net loss                                                           (2,138,605)             --                 --       (2,138,605)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1986 (carried forward)                         (7,198,714)             --                 --         (346,669)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                      Common Stock
                                                                 ----------------------     Capital In      Common
                                                                 Number of                 Excess of par  Stock to be
                                                                   Shares       Amount         Value        Issued
                                                                 ----------    --------    -------------  -----------
Balance at July 31, 1986 (brought forward)                        2,933,052    $  2,933    $ 6,849,112             --

Exercise of warrants at $10.00 per share                             14,745          15        147,435             --
Issuance of shares under stock bonus plan for directors and
  consultants                                                         5,000           5         74,995             --
Issuance of shares for services                                     250,000         250        499,750             --
Sale of shares to private investors, net                              5,000           5         24,995             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1987                                          3,207,797       3,208      7,596,287             --

Issuance of shares for legal and consulting services                206,429         207        724,280             --
Issuance of shares under employment incentive program               700,000         700      2,449,300             --
Issuance of shares under stock grant program                         19,000          19         66,481             --
Exercise of options at $3.00 per share                              170,000         170        509,830             --
Issuance of shares for litigation settlement                         12,500          12         31,125             --
Exercise of warrants at $7.06 per share                              63,925          64        451,341             --
Sale of shares to private investors                                  61,073          61        178,072             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1988                                          4,440,724       4,441     12,006,716             --

Sale of shares for litigation settlement                            135,000         135      1,074,703             --
Conversion  of debentures at $3.00 per share                        133,333         133        399,867             --
Sale of shares to private investors                                 105,840         106        419,894             --
Exercise of options at $3.50 per share                                1,000           1          3,499             --
Issuance of shares under employment agreement                       750,000         750      3,749,250             --
Issuance of shares under the 1989 Stock Plan                         30,000          30        149,970             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1989                                          5,595,897       5,596     17,803,899             --

Issuance of shares for legal and consulting services                 52,463          52        258,725             --
Issuance of shares under the 1989 Stock Plan                         56,000          56        335,944             --
Sale of shares for litigation settlement                             50,000          50        351,067             --
Exercise of options at $3.00 - $3.50 per share                      105,989         106        345,856             --
Sale of shares to private investors                                  89,480          90        354,990             --
Issuance of shares under employment agreement                       750,000         750      3,749,250             --
Conversion of debentures at $5.00 per share                         100,000         100        499,900             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1990 (carried forward)                        6,799,829       6,800     23,699,631             --

                                                                   Deficit
                                                                 Accumulated                                            Total
                                                                    During                          Deferred        Stockholders'
                                                                 Development     Subscription    compensation,         Equity
                                                                    Stage         Receivable    restricted stock    (Deficiency)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1986 (brought forward)                       $ (7,198,714)             --                 --    $    (346,669)

Exercise of warrants at $10.00 per share                                   --              --                 --          147,450
Issuance of shares under stock bonus plan for directors and
  consultants                                                              --              --                 --           75,000
Issuance of shares for services                                            --              --                 --          500,000
Sale of shares to private investors, net                                   --              --                 --           25,000
Net loss                                                           (2,604,619)             --                 --       (2,604,619)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1987                                           (9,803,333)             --                 --       (2,203,838)

Issuance of shares for legal and consulting services                       --              --                 --          724,487
Issuance of shares under employment incentive program                      --              --         (2,450,000)              --
Issuance of shares under stock grant program                               --              --                 --           66,500
Exercise of options at $3.00 per share                                     --              --                 --          510,000
Issuance of shares for litigation settlement                               --              --                 --           31,137
Exercise of warrants at $7.06 per share                                    --              --                 --          451,405
Sale of shares to private investors                                        --              --                 --          178,133
Amortization of deferred compensation, restricted stock                    --              --            449,167          449,167
Net loss                                                           (3,272,773)             --                 --       (3,272,773)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1988                                          (13,076,106)             --         (2,000,833)      (3,065,782)

Sale of shares for litigation settlement                                   --              --                 --        1,074,838
Conversion  of debentures at $3.00 per share                               --              --                 --          400,000
Sale of shares to private investors                                        --              --                 --          420,000
Exercise of options at $3.50 per share                                     --              --                 --            3,500
Issuance of shares under employment agreement                              --              --         (3,750,000)              --
Issuance of shares under the 1989 Stock Plan                               --              --           (150,000)              --
Amortization of deferred compensation, restricted stock                    --              --          1,050,756        1,050,756
Net loss                                                           (2,952,869)             --                 --       (2,952,869)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1989                                          (16,028,975)             --         (4,850,077)      (3,069,557)

Issuance of shares for legal and consulting services                       --              --                 --          258,777
Issuance of shares under the 1989 Stock Plan                               --              --           (336,000)              --
Sale of shares for litigation settlement                                   --              --                 --          351,117
Exercise of options at $3.00 - $3.50 per share                             --              --                 --          345,962
Sale of shares to private investors                                        --              --                 --          355,080
Issuance of shares under employment agreement                              --              --         (3,750,000)              --
Conversion of debentures at $5.00 per share                                --              --                 --          500,000
Amortization of deferred compensation, restricted stock                    --              --          3,015,561        3,015,561
Net loss                                                           (4,860,116)             --                 --       (4,860,116)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1990 (carried forward)                        (20,889,091)             --         (5,920,516)      (3,103,176)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                      Common Stock
                                                                 ----------------------     Capital In      Common
                                                                 Number of                 Excess of par  Stock to be
                                                                   Shares       Amount         Value        Issued
                                                                 ----------    --------    -------------  -----------
Balance at July 31, 1990 (brought forward)                        6,799,829    $  6,800    $23,699,631             --

Exercise of options at $6.50 per share                               16,720          16        108,664             --
Issuance of shares for legal consulting services                     87,000          87        358,627             --
Issuance of shares under the 1989 Stock Plan                        119,000         119        475,881             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1991                                          7,022,549       7,022     24,642,803             --

Exercise of options at $3.50 per share                                1,000           1          3,499             --
Sale of shares to private investors                                  70,731          71        219,829             --
Conversion of debentures at $5.00 per share                          94,000          94        469,906             --
Issuance of shares for services                                      45,734          46        156,944             --
Issuance of shares under the 1989 Stock Plan                        104,000         104        285,896             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1992                                          7,338,014       7,338     25,778,877             --

Sale of share to private investors                                  352,667         353        735,147             --
Issuance of shares for legal services                                49,600          50        132,180             --
Issuance of shares for services                                       5,000           5          9,995             --
Issuance of shares under the 1989 Stock Plan                        117,000         117        233,883             --
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1993                                          7,862,281       7,863     26,890,082             --

Conversion of debentures at $2.75 per share to $6.00 per share      425,400         425      1,701,575             --
Sale of shares to private investors, net                            743,000         743      1,710,048             --
Conversion of short-term borrowings                                  72,800          73        181,927             --
Issuance of shares for services                                      16,200          16         43,334             --
Issuance of shares under the 1989 Stock Plan, for services            5,000           5         14,995             --
Issuance of options to related parties upon conversion of
accrued interest, payroll and expenses                                   --          --      3,194,969             --
Repurchase of stock options from related party                           --          --       (198,417)            --
Issuance of options upon conversion of accrued interest                  --          --        142,441             --
Common stock to be issued                                                --          --             --         50,000
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1994 (carried forward)                        9,124,681       9,125     33,680,954         50,000

                                                                   Deficit
                                                                 Accumulated                                            Total
                                                                    During                          Deferred        Stockholders'
                                                                 Development     Subscription    compensation,         Equity
                                                                    Stage         Receivable    restricted stock    (Deficiency)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1990 (brought forward)                       $(20,889,091)      $      --   $     (5,920,516)   $  (3,103,176)

Exercise of options at $6.50 per share                                     --              --                 --          108,680
Issuance of shares for legal consulting services                           --                                 --          358,714
Issuance of shares under the 1989 Stock Plan                               --              --           (476,000)              --
Amortization of deferred compensation, restricted stock                    --              --          2,891,561        2,891,561
Net loss                                                           (5,202,302)             --                 --       (5,202,302)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1991                                          (26,091,393)             --         (3,504,955)      (4,946,523)

Exercise of options at $3.50 per share                                     --              --                 --            3,500
Sale of shares to private investors                                        --              --                 --          219,900
Conversion of debentures at $5.00 per share                                --              --                 --          470,000
Issuance of shares for services                                            --              --                 --          156,990
Issuance of shares under the 1989 Stock Plan                               --              --           (286,000)              --
Amortization of deferred compensation, restricted stock                    --              --          3,046,726        3,046,726
Net loss                                                           (4,772,826)             --                 --       (4,772,826)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1992                                          (30,864,219)             --           (744,229)      (5,822,233)

Sale of share to private investors                                         --              --                 --          735,500
Issuance of shares for legal services                                      --              --                 --          132,230
Issuance of shares for services                                            --              --            (10,000)              --
Issuance of shares under the 1989 Stock Plan                               --              --           (234,000)              --
Amortization of deferred compensation, restricted stock                    --              --            664,729          664,729
Net loss                                                           (2,357,350)             --                 --       (2,357,350)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1993                                          (33,221,569)             --           (323,500)      (6,647,124)

Conversion of debentures at $2.75 per share to $6.00 per share             --              --                 --        1,702,000
Sale of shares to private investors, net                                   --              --                 --        1,710,791
Conversion of short-term borrowings                                        --              --                 --          182,000
Issuance of shares for services                                            --              --                 --           43,350
Issuance of shares under the 1989 Stock Plan, for services                 --              --                 --           15,000
Issuance of options to related parties upon conversion of
accrued interest, payroll and expenses                                     --              --                 --        3,194,969
Repurchase of stock options from related party                             --              --                 --         (198,417)
Issuance of options upon conversion of accrued interest                    --              --                 --          142,441
Common stock to be issued                                                  --              --                 --           50,000
Amortization of deferred compensation, restricted stock                    --              --            265,000          265,000
Net loss                                                           (2,234,428)             --                 --       (2,234,428)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1994 (carried forward)                        (35,455,997)             --            (58,500)      (1,774,418)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                      Common Stock
                                                                 ----------------------     Capital In      Common
                                                                 Number of                 Excess of par  Stock to be
                                                                   Shares       Amount         Value        Issued
                                                                 ----------    --------    -------------  -----------
Balance at July 31, 1994 (brought forward)                        9,124,681    $  9,125    $33,680,954    $    50,000

Sale of shares to private investors, net                            961,000         961      2,023,241        (50,000)
Conversion of short-term borrowings                                  17,600          17         43,983             --
Issuance of shares for services                                      30,906          31         77,234             --
Exercise of options at $2.27 - $2.50 per share                      185,000         185        437,015             --
Common stock to be issued                                                --          --             --        339,008
Common stock to be issued, for services                                  --          --             --          4,800
Amortization of deferred compensation, restricted stock                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1995                                         10,319,187      10,319     36,262,427        343,808

Sale of shares to private investors, net                          2,953,327       2,953      8,969,655       (339,008)
Issuance of shares for services                                      19,995          20         70,858         (4,800)
Exercise of options at $2.50 - $3.87 per share                      566,700         567      1,657,633             --
Sale of warrants                                                         --          --         12,084             --
Issuance of options/warrants for services                                --          --         50,872             --
Common stock to be issued                                                --          --             --        258,335
Subscription receivable                                                  --          --             --             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1996                                         13,859,209      13,859     47,023,529        258,335

Sale of shares to private investors, net                            112,000         112        503,888             --
Issuance of options for services                                         --          --         76,504             --
Exercise of options at $2.45 - $4.00 per share, net                 729,134         729      2,620,359       (258,335)
Exercise of warrants at $5.00 per share, net                        147,450         148        737,102             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1997                                         14,847,793      14,848     50,961,382             --

Sale of shares to private investors, net                          2,337,150       2,337      4,199,877             --
Issuance of options for services                                         --          --        199,954             --
Exercise of warrants at $2.20 - $2.50 per share                       4,950           5         11,080             --
Issuance of shares for services, net                                 50,000          50         99,950             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1998                                         17,239,893      17,240     55,472,243             --

Issuance of options for services                                         --          --        205,593             --
Issuance of shares for services, net                                 46,701          46         16,359             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 1999 (carried forward)                       17,286,594    $ 17,286    $55,694,195    $        --

                                                                   Deficit
                                                                 Accumulated                                            Total
                                                                    During                          Deferred        Stockholders'
                                                                 Development     Subscription    compensation,         Equity
                                                                    Stage         Receivable    restricted stock    (Deficiency)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1994 (brought forward)                       $(35,455,997)      $      --   $        (58,500)   $  (1,774,418)

Sale of shares to private investors, net                                   --              --                 --        1,974,202
Conversion of short-term borrowings                                        --              --                 --           44,000
Issuance of shares for services                                            --              --                 --           77,265
Exercise of options at $2.27 - $2.50 per share                             --              --                 --          437,200
Common stock to be issued                                                  --              --                 --          339,008
Common stock to be issued, for services                                    --              --                 --            4,800
Amortization of deferred compensation, restricted stock                    --              --             58,500           58,500
Net loss                                                           (1,993,123)             --                 --       (1,993,123)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1995                                          (37,449,120)             --                 --         (832,566)

Sale of shares to private investors, net                                   --              --                 --        8,633,600
Issuance of shares for services                                            --              --                 --           66,078
Exercise of options at $2.50 - $3.87 per share                             --              --                 --        1,658,200
Sale of warrants                                                           --              --                 --           12,084
Issuance of options/warrants for services                                  --              --                 --           50,872
Common stock to be issued                                                  --              --                 --          258,335
Subscription receivable                                                    --        (254,185)                --         (254,185)
Net loss                                                           (2,942,152)             --                 --       (2,942,152)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1996                                          (40,391,272)       (254,185)                --        6,650,266

Sale of shares to private investors, net                                   --              --                 --          504,000
Issuance of options for services                                           --              --                 --           76,504
Exercise of options at $2.45 - $4.00 per share, net                        --         254,185                 --        2,616,938
Exercise of warrants at $5.00 per share, net                               --              --                 --          737,250
Net loss                                                           (5,018,867)             --                 --       (5,018,867)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1997                                          (45,410,139)             --                 --        5,566,091

Sale of shares to private investors, net                                   --              --                 --        4,202,214
Issuance of options for services                                           --              --                 --          199,954
Exercise of warrants at $2.20 - $2.50 per share                            --              --                 --           11,085
Issuance of shares for services, net                                       --              --                 --          100,000
Net loss                                                           (6,387,506)             --                 --       (6,387,506)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1998                                          (51,797,645)             --                 --        3,691,838

Issuance of options for services                                           --              --                 --          205,593
Issuance of shares for services, net                                       --              --                 --           16,405
Net loss                                                           (3,156,636)             --                 --       (3,156,636)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1999 (carried forward)                       $(54,954,281)   $         --   $             --    $     757,200

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued


                                                                      Common Stock
                                                                 ----------------------     Capital In      Common
                                                                 Number of                 Excess of par  Stock to be
                                                                   Shares       Amount         Value        Issued
                                                                 ----------    --------    -------------  -----------
Balance at July 31, 1999 (brought forward)                       17,286,594    $ 17,286    $55,694,195    $        --

Sale of shares to private investors, net                            875,000         875        547,417             --
Exercise of options at $0.43 - $1.43 per share                       95,000          95         45,755             --
Issuance of shares for services, net                                174,965         175         92,009             --
Vesting of options previously issued for services                        --          --        146,912             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 2000                                         18,431,559      18,431     56,526,288             --
Sale of shares to private investors, net                            863,331         863        955,561             --
Exercise of options at $0.29 - $0.85 per share                      165,555         166         83,565             --
Issuance of shares for services, net                                 11,800          12         10,018             --
Exercise of convertible debentures at $0.90 per share               330,000         330        296,670             --
Issuance of warrants with convertible debt                               --          --        178,807             --
Issuance of options for services                                         --          --        160,426             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 2001                                         19,802,245      19,802     58,211,335             --
Sale of shares to private investors, net                          2,622,122       2,623      1,047,925             --
Exercise of stock options and warrants                              186,000         186         92,814             --
Issuance of shares for services, net                                 78,340          78         64,048             --
Exercise of convertible debentures at $0.90 per share                72,214          72         64,921             --
Vesting of options previously issued for services                        --          --        173,436             --
Net loss                                                                 --          --             --             --
                                                                 ----------    --------    -----------    -----------
Balance at July 31, 2002                                         22,760,921    $ 22,761    $59,654,479    $        --
                                                                 ==========    ========    ===========    ===========

                                                                   Deficit
                                                                 Accumulated                                            Total
                                                                    During                          Deferred        Stockholders'
                                                                 Development     Subscription    compensation,         Equity
                                                                    Stage         Receivable    restricted stock    (Deficiency)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 1999 (brought forward)                       $(54,954,281)      $      --        $        --    $     757,200

Sale of shares to private investors, net                                   --              --                 --          548,292
Exercise of options at $0.43 - $1.43 per share                             --              --                 --           45,850
Issuance of shares for services, net                                       --              --                 --           92,184
Vesting of options previously issued for services                          --              --                 --          146,912
Net loss                                                           (1,722,298)             --                 --       (1,722,298)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 2000                                          (56,676,579)             --                 --         (131,860)
Sale of shares to private investors, net                                   --              --                 --          956,424
Exercise of options at $0.29 - $0.85 per share                             --              --                 --           83,731
Issuance of shares for services, net                                       --              --                 --           10,030
Exercise of convertible debentures at $0.90 per share                      --              --                 --          297,000
Issuance of warrants with convertible debt                                 --              --                 --          178,807
Issuance of options for services                                           --              --                 --          160,426
Net loss                                                           (2,294,936)             --                 --       (2,294,936)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 2001                                          (58,971,515)             --                 --         (740,378)
Sale of shares to private investors, net                                   --              --                 --        1,050,548
Exercise of stock options and warrants                                     --              --                 --           93,000
Issuance of shares for services, net                                       --              --                 --           64,126
Exercise of convertible debentures at $0.90 per share                      --              --                 --           64,993
Vesting of options previously issued for services                          --              --                 --          173,436
Net loss                                                           (2,591,162)             --                 --       (2,591,162)
                                                                 ------------    ------------   ----------------    -------------
Balance at July 31, 2002                                         $(61,562,677)      $      --        $        --    $  (1,885,437)
                                                                 ============    ============   ================    =============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                    Years ended July 31, 2002, 2001 and 2000,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2002

                                                                      August 24, 1981
                                                                         (date of
                                                                       inception) to
                                                                         July 31,
                                                                           2002              2002           2001           2000
                                                                      ---------------    -----------    -----------    -----------
Cash flows from operating activities:
  Net loss                                                            $   (61,562,677)   $(2,591,162)   $(2,294,936)   $(1,722,298)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Gain on sale of marketable securities                                     (25,963)            --             --             --
    Depreciation and amortization                                           1,531,406         38,948         74,615         93,748
    Loss on disposal of property and equipment                                 18,926             --             --             --
    Noncash operating expenses                                              6,032,053        207,947        304,722        146,912
    Amortization of deferred compensation                                  11,442,000             --             --             --
    Amortization of organization costs                                          4,590             --             --             --
    Changes in assets and liabilities:
      (Increase) decrease in other current assets                            (105,621)        (2,821)       (14,316)        58,224
      (Increase) decrease in other assets                                      27,384        (22,327)        13,527             --
      Increase in loans and interest payable, related party                   744,539             --             --             --
      Increase (decrease) in accounts payable                               1,156,364        450,282        249,214         76,901
      Increase in accrued payroll and expenses, related parties             2,348,145             --             --             --
      Increase (decrease) in accrued expenses                               1,383,291        388,465         53,967       (366,804)
                                                                      ---------------    -----------    -----------    -----------
        Net cash used in operating activities                             (37,005,563)    (1,530,668)    (1,613,207)    (1,713,317)
                                                                      ---------------    -----------    -----------    -----------

Cash flows from investing activities:
  Purchase of marketable securities                                          (290,420)            --             --             --
  Proceeds from sale of marketable equity securities                          316,383             --             --             --
  Purchase of property and equipment                                       (1,406,836)            --             --        (37,575)
  Patent costs                                                                (97,841)            --             --             --
                                                                      ---------------    -----------    -----------    -----------
        Net cash used in investing activities                              (1,478,714)            --             --        (37,575)
                                                                      ---------------    -----------    -----------    -----------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                      August 24, 1981
                                                                         (date of
                                                                       inception) to
                                                                         July 31,
                                                                           2002              2002           2001           2000
                                                                      ---------------    -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from short-term borrowings                                 $       849,500    $        --    $        --    $        --
  Payment of short-term borrowings                                           (628,500)        (5,000)            --             --
  Increase in loans payable, related party, net                             2,768,662        139,794             --             --
  Proceeds from bank debt and other long-term debt, net of deferred
    debt costs                                                              2,752,460        300,000             --         41,577
  Reduction of bank debt and long-term debt                                (2,942,460)        (6,612)        (6,605)       (10,515)
  Proceeds from issuance of common stock, net                              29,360,711      1,050,548        956,424        548,292
  Proceeds from exercise of stock options and warrants, net                 5,683,254         93,000         83,731         45,850
  Proceeds from issuance of convertible debentures, related party             297,000             --        297,000             --
  Proceeds from issuance of convertible debentures, unrelated party           416,993             --         69,993             --
                                                                      ---------------    -----------    -----------    -----------
    Net cash provided by financing activities                              38,557,620      1,571,730      1,400,543        625,204
                                                                      ---------------    -----------    -----------    -----------
    Net increase (decrease) in cash and cash equivalents                       85,843         41,062       (212,664)    (1,125,688)
Cash and cash equivalents at beginning of period                                   --         44,781        257,445      1,383,133
                                                                      ---------------    -----------    -----------    -----------
Cash and cash equivalents at end of period                            $        85,843    $    85,843    $    44,781    $   257,445
                                                                      ===============    ===========    ===========    ===========

Supplemental disclosure of cash flow information - interest paid      $     1,682,641    $    20,195    $     8,733    $     4,980
                                                                      ===============    ===========    ===========    ===========

Noncash financing activities:
  Issuance of convertible subordinated debenture for loan payable
    to officer                                                        $     2,725,000    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

  Issuance of common stock upon the conversion of convertible
    subordinated debentures, related party                            $     3,242,000    $        --    $   297,000    $        --
                                                                      ===============    ===========    ===========    ===========

  Conversion of short-term borrowings to common stock                 $       226,000    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

  Conversion of accrued interest, payroll and expenses by related
    parties to stock options                                          $     3,194,969    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

  Repurchase of stock options from related party                      $      (198,417)   $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

  Conversion of accrued interest to stock options                     $       142,441    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

  Conversions of accounts payable to common stock                     $       360,326    $    64,126    $    10,030    $    92,184
                                                                      ===============    ===========    ===========    ===========

  Conversion of notes payable, bank and accrued interest to
    long-term debt                                                    $     1,699,072    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                      August 24, 1981
                                                                         (date of
                                                                       inception) to
                                                                         July 31,
                                                                           2002              2002           2001           2000
                                                                      ---------------    -----------    -----------    -----------
Conversion of loans and Interest Payable, related party and accrued payroll and expenses, related parties to long-term accrued
  payroll and other, related party                                    $     1,863,514    $        --    $        --    $        --
                                                                      ===============    ===========    ===========    ===========


Issuance of common stock upon the conversion of convertible
  subordinated debentures, other                                      $       191,993    $    64,993    $        --    $        --
                                                                      ===============    ===========    ===========    ===========

Issuance of common stock for services rendered                        $         2,460    $        --    $        --    $     2,460
                                                                      ===============    ===========    ===========    ===========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements

                    Years ended July 31, 2002, 2001 and 2000
                       and the Period From August 24, 1981
                      (Date of Inception) to July 31, 2002

(1)   Summary of Significant Accounting Policies

      Business Description

      Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anti-cancer drugs and anti-viral agents. The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company's current operations encompass all the risks inherent in discovering and developing a new drug, including: an uncertainty regarding the timing and amount of future revenues to be derived from the Company's technology; obtaining future capital as needed; attracting and retaining key personnel; and a business environment with heightened competition, rapid technological change and strict government regulations.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

      The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

      Cash Equivalents

      The Company considers all highly liquid investments with maturities of three months or less, at the time of purchase, to be cash equivalents.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (1) Summary of Significant Accounting Policies, (Continued)

      Research and Development

      Research and development costs are expensed as incurred.

      Fair Value of Financial Instruments

      For all financial instruments, their carrying value approximates fair value due to the short maturity of those instruments. The debt has been issued at rates which represent prevailing market rates for similar financings.

      Comprehensive Income (Loss)

      The net loss of $2,591,000, $2,295,000 and $1,722,000, recorded for the years ended July 31, 2002, 2001 and 2000, respectively, is equal to the comprehensive loss for those periods in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income.

      Earnings (Loss) Per Common Share

      "Basic" earnings per common share equals net income divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents, if dilutive. The Company's Basic and Diluted per share amounts are the same since the Company is in a loss position and the assumed exercise of stock options and warrants would be all anti-dilutive. The number of outstanding options and warrants that could dilute earnings per share in future periods was 9,040,881, 6,445,748 and 6,156,195 at July 31, 2002,
      2001 and 2000, respectively.

      Long-Lived Assets

      The Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, has not had a material impact on the Company's financial position, operating results or cash flows.

      Stock Option Plans

      Stock based compensation is recognized using the intrinsic value method. For disclosure purposes, proforma net income (loss) and net income (loss) per share data are provided in accordance with Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" as if the fair value method had been applied.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (1) Summary of Significant Accounting Policies, (Continued)

      The Company records compensation expense equal to the value of stock options granted for consulting services rendered to the Company by non-employees. The value of the options granted to non-employees is determined by the Black Scholes option pricing model.

(2)   Liquidity

      The Company has reported net losses of $2,591,000, $2,295,000, and $1,722,000 for the fiscal years ended July 31, 2002, 2001 and 2000, respectively. The loss from date of inception, August 24, 1981, to July 31, 2002 amounts to $61,563,000. Also, the Company has a working capital deficit and limited liquid resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), licensing its proprietary RNASE technology and its ability to realize the full potential of its technology and its drug candidates via out-licensing agreements with other companies. Such additional funds may not become available or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company raised capital through the sale of a portion of its tax benefits. Until the Company's operations generate significant revenues, the Company will continue to fund operations from cash on hand and through the sources of capital previously described. From August through November 6, 2002, the Company received gross proceeds of approximately $277,000 from long-term and short-term borrowings from unrelated parties and from the private placement of common stock and warrants. No assurances can be provided that the additional capital will be sufficient to meet the Company's needs.

      The Company will continue to incur costs in conjunction with its U.S. and foreign registrations for marketing approval of ONCONASE(R). The Company is currently in discussion with several potential strategic alliance partners including major international biopharmaceutical companies to further the development and marketing of ONCONASE(R) and other related products in its pipeline as well as its proprietary technology. However, there can be no assurance that any such alliances will materialize. The Company intends to seek foreign marketing approvals for ONCONASE(R) for the treatment of malignant mesothelioma. Therefore, the Company expanded its ongoing clinical trial internationally. The Company's ability to raise funding at this time may be dependent upon other factors

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (2) Liquidity, (Continued)

      including, without limitation, market conditions, and such funds may not be available or be available on acceptable terms.

      The Company's common stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, the Company's common stock trades on the OTC Bulletin Board under the symbol "ACEL". Delisting of the Company's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.

(3)   Property and Equipment

      Property and equipment, at cost, consists of the following at July 31:

                                                2002         2001
                                                ----         ----

            Laboratory equipment             $  755,040   $  755,040
            Office equipment                    296,105      296,105
            Leasehold improvements               97,833       97,833
                                             ----------   ----------
            Total                             1,148,978    1,148,978
            Less accumulated
                depreciation and
                amortization                  1,120,371    1,081,423
                                             ----------   ----------

            Property and equipment, net      $   28,607   $   67,555
                                             ==========   ==========

(4)   Long-term Debt

      Long-term debt consists of the following at July 31:

                                                                2002      2001
                                                                ----      ----

       Note payable, unsecured, unrelated party at 8%
          interest and due as follows: $100,000 due December
          4, 2003, $100,000 due February 17, 2004 and
          $100,000 due March 29, 2004                         $300,000   $    --

       Note payable, in monthly installments of $1,459,
          including principal and interest commencing April
          2000 and each month thereafter until March 2005,
          secured by equipment                                  24,108   $30,720
                                                              --------   -------
                                                               324,108    30,720
      Less current portion                                       8,179     7,057
                                                              --------   -------
                                                              $315,929   $23,663
                                                              ========   =======

(5)   Related Party Instruments

      During the fiscal year ended July 31, 2002, Kuslima Shogen, the Company's CEO has made loans to the Company repayable upon demand bearing interest at 8% per annum. As of July 31, 2002, the Company owes Ms. Shogen $139,794 classified as a current liability included in Loan payable, related party. Amounts due from Ms. Shogen totaling $68,667 are classified as a long term asset in Loan receivable, related party as the Company does not

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (5) Related Party Instruments, (Continued)

      expect repayment of these amounts within one year. The Company earns interest at a rate of 8% per annum on the unpaid balance.

(6)   Note Payable - Convertible Note

      In April 2001, the Company entered into convertible notes payable with certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety (90) unless the lenders elect to exercise an option to convert the note into Alfacell common stock, par value $.001 per share at a conversion price of $0.90 per share (the estimated fair market value of the stock based on the average of the high and low trade prices of the Company's common stock for the ten (10) trading days preceding the loan date). In addition, upon conversion, the lender would receive a three-year warrant for each share of converted Alfacell common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. The estimated value of the warrants of $133,793, using the Black-Scholes options-pricing model, was recorded as interest expense over the ninety day note term. In July 2001, an aggregate of $297,000 note payables were converted which resulted in the issuance of 330,000 shares of the Company's common stock. In addition, upon conversion, the Company issued the agreed three-year warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $2.50 per share. An aggregate balance of the convertible notes in the amount of $69,993 was renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, the lender would receive a five-year warrant for each share of converted Alfacell common stock at an exercise price of $1.50 per share. The estimated value of the warrants of $45,000, using the Black-Scholes options-pricing model, was treated as a debt discount which accrete as interest expense over the one hundred twenty day note term through October 31, 2001. In October 2001, an aggregate of $64,993 note payables were converted which resulted in the issuance of 72,214 shares of the Company's common stock. In addition, upon conversion, the Company issued the agreed five-year warrants to purchase an aggregate of 72,214 shares of common stock at an exercise price of $1.50 per share. Also, in October 2001, the Company's board of directors approved the change in the exercise price of the 330,000 warrants issued to related parties upon conversion of notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006, to conform with the private placements to unrelated parties.

(7)   Leases

      The Company leases its facility under a five-year operating lease which expired on December 31, 2001. We were negotiating a new lease with a potential new landlord. However, the sale of the property did not occur. We are currently negotiating our new lease agreement under similar terms with the original landlord. Rent expense charged to operations was $136,000, $136,000, and $127,000 in 2002, 2001 and 2000, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Stockholders' Equity

      On September 1, 1981, the Company issued 712,500 shares of common stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The common stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for common stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

      On July 30, 1982, the Company sold 82,143 shares of common stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

      On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

      On September 8, 1982, the Company issued 15,000 shares of common stock to an officer and stockholder in exchange for equipment. The equipment received in exchange for the common stock was recorded at the transferor's cost.

      On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of common stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.

      On January 17, 1983, the Company sold 660,000 shares of its common stock and 330,000 common stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercise of the warrants amounted to $934,000. Each common stock purchase warrant was not detachable from its common stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

      In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants, each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercise of the warrants.

      On January 2, 1987, the Company issued 250,000 shares of common stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

      On February 3, 1987, the Company sold 5,000 shares of common stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.

      On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of common stock as an inducement for signing. The fair value of these shares was recorded as deferred compensation and was amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of common stock in 750,000 increments upon the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares was recorded as deferred compensation and was amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of common stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

      During the fiscal year ended July 31, 1988, the Company issued 206,429 shares of common stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company issued 12,500 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of common stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of common stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's Chief Executive Officer, and for working capital.

      During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

      During the fiscal year ended July 31, 1990, the Company issued 52,463 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of common stock in connection with the settlement of certain litigation. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

      During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of common stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

      During the fiscal year ended July 31, 1992, the Company issued 45,734 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

      During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of common stock, respectively, were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of common stock to private investors at prices ranging from $2.00 to $3.00 per share resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase common stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal years ended July 31, 1995 and 1996, 322,500 and 228,833 options expired, respectively. A total of 42,167 options due to expire on July 31, 1995 were extended to July 31, 1996 and their exercise price was reduced to $2.50. During the fiscal year ended July 31, 1996, 35,834 options were exercised resulting in net proceeds to the Company of approximately $89,600.

      During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of common stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

      During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of common stock as payment for services performed for the Company. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of common stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase common stock totaling 25,000 shares at $4.00 per common share. These options were exercised in September 1996 resulting in net proceeds to the Company of $100,000.

      During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of common stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase common stock totaling 800,000 shares at $5.00 per common share. Warrants for the purchase of 147,450 shares were exercised during fiscal 1997 resulting in net proceeds to the Company of $737,250. The remaining 652,550 warrants expired during fiscal 1997.

      During the fiscal year ended July 31, 1994, 400,000 shares of common stock were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1994, 25,400 shares of common stock were issued upon the conversion of other outstanding debentures.

      In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of common stock and three-year warrants to purchase 288,506 shares of common stock at an exercise price of $5.50 per share. The warrants expired during fiscal 1998. The common stock and warrants were sold in units consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. The price per unit

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units of 17,600 shares for conversion of short-term borrowings and 30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock. The warrants expired during fiscal 1998.

      During the fiscal year ended July 31, 1995, 185,000 shares of common stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

      During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of common stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

      During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of common stock and 47,405 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

      On August 4, 1995, the Company issued 6,060 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

      On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,925,616 shares of common stock and three-year warrants to purchase an aggregate of 55,945 shares of common stock at an exercise price of $4.00 per share. Of these shares 1,935 were issued for services rendered to the Company. The common stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per unit prices ranging from $4.96 to $10.92, which related to the number of warrants contained in the unit. The Company received proceeds of approximately $4.1 million, including $1,723,000 for approximately 820,000 shares received during the fiscal year ended July 31, 1995. The warrants expired in October 1998.

      As consideration for the extension of the Company's term loan agreement with its bank, the Company granted the bank a warrant to purchase 10,000 shares of common stock at an exercise price of $4.19. The warrants were issued as of October 1, 1995 and expired on August 31, 1997.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      In June 1996, the Company sold in a private placement 1,515,330 shares of common stock and three-year warrants to purchase 313,800 shares of common stock at an exercise price of $7.50 per share. Of these shares, 12,000 were issued for services rendered to the Company. The common stock was sold alone at a per share price of $3.70, in combination with warrants at a per unit price of $12.52 and warrants were sold alone at a per warrant price of $1.42. Each unit consisted of three shares of common stock and one warrant. The Company received proceeds of approximately $5.7 million. The warrants expired during the fiscal 2000.

      In June 1996, the Company issued 10,000 five-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $4.95 per share. The Company recorded research and development expense of $28,260 which was the fair value of the stock options on the date of issuance. The options expired during the fiscal year ended July 31, 2001.

      During the fiscal year ended July 31, 1996, 207,316 shares of common stock were sold from October 1995 to April 1996 at per share prices ranging from $3.60 to $4.24 resulting in proceeds of approximately $808,000.

      During the fiscal year ended July 31, 1996, 656,334 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $1.9 million to the Company. Of these shares, 89,634 were issued subsequent to July 31, 1996. The exercise prices of the options ranged from $2.50 to $3.87 per share.

      In August 1996, the Company issued 10,000 stock options with an exercise price of $4.69 per share exercisable for five years as payment for services to be rendered. An equal portion of these options vested monthly for one year commencing September 1, 1996. The Company recorded general and administrative expense of $27,900 which was the fair value of the stock options on the date of issuance. The options expired during the fiscal year ended July 31, 2002.

      In March 1997, the Company issued 112,000 shares of common stock at $4.50 per share in a private placement to a single investor resulting in net proceeds of $504,000 to the Company.

      In May 1997, the Company issued 100,000 stock options to a director with an exercise price of $5.20 per share as payment for serving as Chairman of the Scientific Advisory Board (the "SAB"). These options will vest as follows provided the director is then serving as Chairman of the SAB at the time of vesting: 10,000 vested immediately, 10,000 after one full calendar year, 10,000 annually for each of the following three years and 50,000 on May 13, 2002. The vesting of the 50,000 options which vest in May 2002 may be accelerated upon the occurrence of the following events:
      25,000 options upon the good faith determination by the Company's Board of Directors that a substantive collaborative agreement with a major biopharmaceutical company was a result of Dr. Carter's efforts and 25,000 options upon the good faith determination by the Company's Board of Directors that

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      Dr. Carter made a material contribution towards the approval by the United States Food and Drug Administration of a New Drug Application for the marketing of ONCONASE(R) in the United States. The Company recorded a total research and development expense of $353,400 which was the fair value on the date of issuance of that portion of the stock options that had vested as of July 31, 2002. Of these options, 10,000 expired during the fiscal year ended July 31, 2002.

      During the fiscal year ended July 31, 1997, 639,500 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $2.6 million to the Company. The exercise prices of the options ranged from $2.45 to $4.00 per share.

      During the fiscal year ended July 31, 1997, 147,450 warrants were exercised by both related and unrelated parties resulting in net proceeds of approximately $737,250 to the Company. The exercise price of the warrants was $5.00 per share.

      In October 1997, the Company issued 75,000 stock options to a director with an exercise price of $3.66 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on October 31, 2002. The vesting and exercisability of the 25,000 options which vest in October 2002 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $185,600 is being amortized over a five-year period which commenced in October 1997. As of July 31, 2002, the Company recorded general and administrative expense of $182,100, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      In October 1997, the Company issued 12,000 five-year stock options to a consultant with an exercise price of $3.91 per share as payment for services to be rendered. An equal portion of these options vest monthly and are to be amortized over a one-year period which commenced in October 1997. In May 1998, the Company terminated the services of the consultant which resulted in the cancellation of 5,000 options. The Company recorded a total research and development expense for the remaining 7,000 options in the amount of $15,800, based upon the fair value of such options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant. Of these options, 1,000 expired in October 2002.

      On December 9, 1997, the stockholders authorized the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 from 25,000,000 shares to 40,000,000 shares.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      On December 9, 1997, the stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). The total number of shares of common stock authorized for issuance upon exercise of options granted under the 1997 Plan is 2,000,000. Options are granted at fair market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      On January 23, 1998 the Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,734,541 shares of common stock. Of these shares (i) an aggregate of 2,737,480 shares were issued to private placement investors in private placement transactions which were completed during the period from March 1994 through March 1997 (the "Earlier Private Placements"), (ii) an aggregate of 409,745 shares are issuable upon exercise of warrants which were issued to private placement investors in the Earlier Private Placements and (iii) an aggregate of 587,316 shares may be issued, or have been issued, upon exercise of options which were issued to option holders in certain other private transactions. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which was declared effective in February 2002.

      In February 1998, the Company completed the February 1998 Private Placement primarily to institutional investors which resulted in the issuance of 1,168,575 units at a unit price of $4.00. Each unit consisted of two (2) shares of the Company's common stock, par value $.001 per share and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share. The Company received proceeds of approximately $4,202,000, net of costs associated with the private placement of approximately $472,000. The placement agent also received warrants to purchase an additional 116,858 units comprised of the same securities sold to investors at an exercise price of $4.40 per unit as part of its compensation. In May 2001, the expiration date of these warrants was extended from May 19, 2001 to August 17, 2001. The warrants expired on August 17, 2001.

      In March 1998, the Company entered into a conversion agreement with one of its raw material suppliers (the "Supplier") for the conversion of an outstanding payable (the "Conversion Agreement") into 50,000 shares of the Company's Common Stock. Pursuant to the Conversion Agreement, the Company issued 50,000 shares of Common Stock to the Supplier. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      In March 1998, the Company issued 75,000 stock options to a director with an exercise price of $2.80 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on March 24, 2003. The vesting and exercisability of the 25,000 options which vest in March 2003 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement and licensing or financing arrangement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $138,100 is being amortized over a five-year period which commenced in March 1998. As of July 31, 2002, the Company recorded general and administrative expense of $131,500, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      On April 20, 1998 the SEC declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,918,299 shares of common stock. Of these shares (i) an aggregate of 2,337,150 shares of Common Stock were issued to the private placement investors in the February 1998 Private Placement, (ii) an aggregate of 1,168,575 shares may be issued upon exercise of the Warrants which were issued to the private placement investors in the February 1998 Private Placement, (iii) 350,574 shares may be issued upon the exercise of the Placement Agent Warrant which was issued to the placement agent in the February 1998 Private Placement and the Warrants issuable upon exercise of the Placement Agent Warrant, (iv) 50,000 shares of Common Stock were issued to a Supplier in connection with conversion of an outstanding accounts payable, and (v) 12,000 shares may be issued upon the exercise of options which were issued as payment for services to be rendered. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which was declared effective in February 2002.

      During the fiscal year ended July 31, 1998, the Company issued 833 three-year stock options as payment for services rendered in August 1997. The options vested thirty days from the issuance date and have an exercise price of $4.47 per share. The total general and administrative expense recorded for these options was $1,700, based upon the fair value of such options on the date of issuance. These options expired in August 2000.

      During the fiscal year ended July 31, 1998, the Company issued 15,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. An equal portion of these options vest monthly and a total general and administrative expense of $30,000 is being amortized over a one-year period which commenced September 1997. The Company also issued 5,000 three-year stock options with an exercise price of $4.15 per

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      share as payment for services to be rendered. Of these options, 833 vested monthly for five months commencing September 30, 1997 and 835 vested on the last day of the sixth month. Total general and administrative expense of $9,700 was amortized over a six-month period which commenced September 1997. As of July 31, 1998, the Company recorded general and administrative expense of $37,100, based upon the fair value of the 20,000 stock options on the date of the issuance, amortized on a straight-line basis over the vesting periods of the grants. These options expired three years after it vested.

      During the fiscal year ended July 31, 1998, 4,950 shares of Common Stock were issued upon the exercise of warrants by unrelated parties resulting in net proceeds of approximately $11,100 to the Company. The exercise prices of the warrants ranged from $2.20 to $2.50 per share.

      On October 1, 1998 (the "Effective Date"), the Company entered into an agreement with a consultant (the "Agreement"), resulting in the issuance of 200,000 five-year stock options with an exercise price of $1.00 per share as payment for services to be rendered. These options will vest as follows: an aggregate of 20,000 shall vest on October 1, 1999 or upon signing of the first corporate partnering deal, whichever shall occur first; an aggregate of 2,500 of such options shall vest on the last day of each month over the first twelve months after the Effective Date of the Agreement; the remaining 150,000 options will vest on the third anniversary of the Effective Date of the Agreement provided that the consultant is still providing consulting services to the Company under the Agreement at that time. The vesting of such remaining options shall be accelerated as follows: 50,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is less than $5,000,000; 100,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $5,000,000 but less than $10,000,000; 200,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $10,000,000. Should the Company sell a controlling interest in its assets and/or equity at any time after the signature of the Agreement, all options will vest. The Company has recorded approximately $49,300 of general and administrative expense based upon the fair value of the vested options through July 31, 2000. Additional expense will be recorded in subsequent periods through October 1, 2001 as the remainder of the options vest. During the fiscal year ended July 31 2000, the Agreement was terminated which resulted in the cancellation of 150,000 options.

      During the fiscal year ended July 31, 1999, the Company issued 5,000 three-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $1.43 per share. The total general and administrative expense recorded for these options was $4,200, based upon the fair value of such options on the date of issuance.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1999, the Company issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

      During the fiscal year ended July 31, 1999, the Company issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 174,965 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $92,184 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 95,000 shares of common stock upon the exercise of stock options by unrelated parties which resulted in gross proceeds of $45,850 to the Company. The exercise prices of the options ranged from $0.43 to $1.43.

      During the fiscal year ended July 31, 2000, the Company sold an aggregate of 875,000 shares of common stock to private investors at prices ranging from $0.50 to $1.00 per share resulting in net proceeds of $548,300 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 875,000 shares of common stock, inclusive of additional warrants issued so that all investors in the private placements received substantially the same securities, at per share exercise prices ranging from $1.03 to $4.55. The warrants will expire during the period commencing May 2003 and ending in May 2005.

      During the fiscal year ended July 31, 2001, the Company issued 11,800 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $10,030 was charged to operations.

      During the fiscal year ended July 31, 2001, the Company sold an aggregate of 863,331 shares of common stock to private investors at prices ranging from $0.90 to $1.50 per share resulting in net proceeds of $956,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 696,665 shares of common stock at per share exercise prices ranging from $1.50 to $3.00. The warrants will expire during the period commencing July 2004 and ending in October 2006.

      During the fiscal year ended July 31, 2001, the Company issued 165,555 shares of common stock upon the exercise of stock options by related parties which resulted in gross proceeds of $83,700 to the Company. The per share exercise prices of the options ranged from $0.29 to $0.85.

      During the fiscal year ended July 31, 2001, the Company issued 50,000 five-year stock options to a director as payment for non-board related services. These options vested

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      immediately and have an exercise price of $0.90 per share. The Company recorded general and administrative expense of $31,600 which was the fair market value of the options, using the Black-Scholes options-pricing model, on the date of issuance. In addition, the director will receive a contingent award of 50,000 shares of the Company's common stock should the Company complete a strategic partnership or receive an investment from the prospective partner or its affiliates.

      During the fiscal year ended July 31, 2001, the Company issued 330,000 shares of common stock upon the conversion of convertible notes from related parties at $0.90 per share. In addition, upon conversion, the related parties were granted three-year warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $2.50 per share. The estimated value of these warrants in the amount of $108,900 was recorded by the Company as interest expense during the fiscal year ended July 31, 2001. In October 2001, the board of directors approved a change of the 330,000 warrants from three-year warrants to five-year warrants and the exercise price from $2.50 per share to $1.50 per share.

      During the fiscal year ended July 31, 2002, the Company issued 72,214 shares of common stock upon the conversion of convertible notes from unrelated parties at $0.90 per share. In addition, upon conversion, the unrelated parties were granted five-year warrants to purchase an aggregate of 72,214 shares of common stock at an exercise price of $1.50 per share. The estimated value of these warrants in the amount of $32,200 was recorded by the Company as interest expense during the fiscal year ended July 31, 2002.

      During the fiscal year ended July 31, 2002, the Company issued 78,340 shares of common stock in settlement of accounts payable in the amount of $64,126. In addition, one of the vendors was granted five-year warrants to purchase 55,556 shares of common stock at an exercise price of $1.50 per share. The settled accounts payable amount was credited to equity as the value of the common stock and warrants.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 85,221 five-year stock options as payment for services rendered. The options vested immediately and have a per share exercise prices of $0.75 as to 70,000 stock options and $0.94 as to 15,221 stock options. The Company recorded an aggregate total of $40,747 non cash expenses for these options, based upon the fair value on the date of the issuance as estimated by the Black-Scholes options-pricing model.

      During the fiscal year ended July 31, 2002, the Company sold an aggregate of 2,622,122 shares of common stock to private investors at prices ranging from $0.35 to $0.90 per share resulting in net proceeds of $1,050,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 2,673,422 shares of common stock at per share exercise prices ranging from $0.75 to $1.50. The warrants will expire during the period commencing August 2006 and ending in June 2007.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (8) Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 2002, the Company issued warrants to purchase 1,500,000 shares of common stock to Roan Meyers Associates L.P. for an aggregate warrant purchase price of $1,500 in connection with the engagement of Roan Meyers to render advisory services. Roan Meyers has already exercised warrants to purchase an aggregate of 186,000 shares of common stock during the fiscal year ended July 31, 2002 with an exercise price of $0.50 per share, resulting in net proceeds of $93,000 to the Company. Warrants to purchase an additional 314,000 shares are currently exercisable, of which 64,000 shares have an exercise price of $0.50 per share and 250,000 have an exercise price of $1.00 per share. The remaining 1,000,000 warrants will become exercisable if Roan Meyers is successful in helping the Company raise capital. For each $1 million in capital financing raised with the assistance of Roan Meyers, 200,000 warrants will become exercisable up to 1,000,000 warrants in the aggregate. Of those 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. The Company recorded an expense equal to the fair market value of the first 500,000 warrants in February 2002 based upon the fair value of such warrants as estimated by Black-Scholes pricing model ($153,300), less the $1,500 received from the sale of the warrants. The additional warrants vest contingent upon capital being raised and will be accounted for as part of the capital transaction.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 186,000 shares of common stock upon the exercise of warrants by an unrelated party which resulted in gross proceeds of $93,000 to the Company.

      During the fiscal year ended July 31, 2002, the Company issued an aggregate of 75,000 five-year stock options to unrelated parties as an incentive for lending the Company an aggregate of $75,000 which was repaid during the quarter. The options vested immediately and have an exercise price of $1.50 per share. The total non-cash interest expense recorded for these options was $25,615, based upon the fair value of such option on the date of issuance as estimated by the Black-Scholes options-pricing model.

      During the fiscal year ended July 31, 2002, the Company issued a notes payable to an unrelated party in an aggregate amount of $300,000. The note was due thirty days bearing interest at 8% per annum. In addition, the lender received warrants to purchase 350,000 shares of common stock at an exercise price of $0.60 per share. The total non-cash interest expense recorded for these warrants was $40,690, based upon the fair value of such option on the date of issuance as estimated by the Black-Scholes options-pricing model. The notes were either extended for eighteen months or the lenders can convert the notes at a conversion price of $0.40 per share plus a five-year warrant for each share of Alfacell common stock issued upon conversion at an exercise price of $1.00 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(9)   Common Stock Warrants

      During the fiscal years 1988 and 1991, the Board of Directors granted stock purchase warrants to acquire a maximum of 400,000 shares of common stock at $5.00 per share which were not exercised and expired.

      The following table summarizes the activity of common stock warrants issued in connection with the Private Placements completed in fiscal years 1994 through 2002:

                                                     Warrants   Exercise Price       Expiration
                                                    ---------   --------------       ----------
Sold in March 1994 Private Placement                  800,000   $    5.00        3/21/97 to 6/21/97

Outstanding at July 31, 1994                          800,000        5.00        3/21/97 to 6/21/97

Sold in September 1994 Private Placement              288,506        5.50        12/9/97 to 12/14/97
Sold in October 1994 Private Placement                 40,000        5.50              1/21/98
Sold in September 1995 Private Placement               47,405        4.00              10/1/98
                                                    ---------

Outstanding and exercisable at July 31, 1995        1,175,911    4.00 - 5.50     3/21/97 to 10/1/98

Issued to bank in connection with an amendment to
   the Company's term loan                             10,000        4.19              8/31/97
Sold in September 1995 Private Placement                8,540        4.00              10/1/98

Outstanding and exercisable at July 31, 1996        1,508,251    4.00 - 7.50     3/21/97 to 9/10/99

Exercised                                             147,450        5.00        3/21/97 to 6/21/97
Expired                                               652,550        5.00        3/21/97 to 6/21/97
                                                    ---------

Outstanding and exercisable at July 31, 1997          708,251    4.00 - 7.50     12/9/97 to 9/10/99

Sold in February 1998 Private Placement             1,168,575        2.50              8/17/01
Issued to the Placement Agent in connection with
the February 1998 Private placement (see note 7)      350,574    2.20 - 2.50           8/17/01
Exercised                                               4,950    2.20 - 2.50           5/19/01
Expired                                               338,506    4.19 - 5.50     8/31/97 to 1/21/98
                                                    ---------

Outstanding and exercisable at July 31, 1998        1,883,944    2.20 - 7.50     10/1/98 to 8/17/01

Expired                                                55,945        4.00              10/1/98
                                                    ---------

Sold in February 2000 Private Placement               875,000    1.03 - 4.55     5/28/03 to 5/28/05
Expired                                               313,800        7.50        8/30/99 to 9/11/99

Outstanding and exercisable at July 31, 2000        2,389,199    1.03 - 4.55     5/19/01 to 5/28/05
Sold in various private placements                    696,665    1.50 - 3.00     7/07/04 to 10/30/06

Issued to related parties upon conversion of note
payable                                               330,000        1.50              7/07/06
                                                    ---------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (9) Common Stock Warrants, (Continued)

                                                     Warrants   Exercise Price       Expiration
                                                    ---------   --------------       ----------
Outstanding and exercisable at July 31, 2001        3,415,864   1.03 - 4.55      8/17/01 to 10/30/06

Expired                                             1,514,199   2.20 - 2.50            8/17/01
Sold in various private placements                  2,673,422   0.75 - 1.50      11/03/06 to 9/10/07
Issued to vendor upon settlement of accounts
payable                                                55,556      1.50                8/15/06
Issued to unrelated party for advisory services     1,500,000   0.50 - 1.50             2/6/07
Exercised                                             186,000      0.50                 2/6/07
Issued to unrelated parties upon conversion of
notes payable                                          72,214      1.50                10/31/06
Issued to unrelated parties in connection with
notes payable                                         350,000      0.60          11/13/06 - 7/29/07
                                                    ---------
Outstanding and exercisable at July 31, 2002        6,366,857   0.50 - 4.55      5/28/03 to 9/10/07
                                                    =========   ===========

(10)  Stock Options

      1993 Stock Option Plan

      The Company's stockholders approved the 1993 stock option plan totaling 3,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      1997 Stock Option Plan

      The Company's stockholders approved the 1997 stock option plan totaling 2,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      The following table summarizes stock option activity for the period August 1, 1994 to July 31, 2002:

                                 Shares                   Weighted Average
                                Available   Number of      Exercise Price
                                for Grant     Shares         Per Share
                                ---------   ----------    ----------------

      Balance August 1, 1994    1,926,841    5,935,337          $3.76
         Granted                 (818,850)     818,850           2.60
         Exercised                     --     (185,000)          2.36
         Canceled                      --   (1,897,500)          4.30
                                ---------   ----------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (10) Stock Options, (Continued)

                                      Shares                    Weighted Average
                                    Available     Number of      Exercise Price
                                    for Grant       Shares         Per Share
                                    ----------    ----------    ----------------
      Balance July 31, 1995          1,107,991     4,671,687           3.39
         Granted                      (296,205)      296,205           3.99
         Exercised                          --      (656,334)          2.92
         Canceled                        6,500      (235,333)          4.89
                                    ----------    ----------
      Balance July 31, 1996            818,286     4,076,225           3.43
         1997 Plan                   2,000,000            --             --
         Granted                      (932,500)      932,500           4.90
         Exercised                          --      (639,500)          3.82
         Canceled                      484,845      (484,845)          4.70
                                    ----------    ----------
      Balance July 31, 1997          2,370,631     3,884,380           3.56
         Granted                      (234,333)      234,333           3.31
         Canceled                       91,100       (91,100)          3.81
                                    ----------    ----------
      Balance July 31, 1998          2,227,398     4,027,613           3.54
         Granted                      (595,000)      595,000           0.62
         Canceled                      443,934      (555,737)          3.97
                                    ----------    ----------
      Balance July 31, 1999          2,076,332     4,066,876           3.05
         Granted                      (827,000)      827,000           0.52
         Exercised                          --       (95,000)          0.48
         Canceled                      638,395    (1,031,880)          2.73
                                    ----------    ----------
      Balance July 31, 2000          1,887,727     3,766,996           2.65
         Granted                      (447,000)      447,000           0.85
         Exercised                          --      (165,555)          0.51
         Canceled                      774,315    (1,018,557)          3.42
                                    ----------    ----------
      Balance July 31, 2001          2,215,042     3,029,884           2.24
         Granted                      (544,221)      544,221           0.69
         Exercised                          --            --             --
         Canceled                      655,840      (900,081)          2.31
                                    ----------    ----------
      Balance July 31, 2002          2,326,661     2,674,024           1.90
                                    ==========     =========           ====

      The stock options granted in fiscal year ended July 31, 2000 included an aggregate total of 75,000 stock options issued to the Company's outside board of directors and an aggregate total of 350,000 stock options issued to the employees of the Company, which will vest and become exercisable upon certain milestones, or these options will terminate, and the employees must be actively employed by Alfacell through the date of the approval. Compensation expense, if any, will be determined based on the Company's stock price on the vesting date relative to the options exercise price. No compensation expense was issued in 2001 and 2002. An aggregate 50,000 options issued to the Company's outside board of directors were exercised during the fiscal year 2001. The 350,000 stock options issued to the employees expired during the fiscal year ended July 31, 2002. The options outstanding at July 31, 2002 will expire between August 1, 2002 and October 4, 2010.

      The weighted-average fair value per option at the date of grant for options granted during the fiscal years 2002, 2001 and 2000 were $0.40, $0.74 and $0.45, respectively. The fair value was estimated using the Black-Scholes options pricing model based on the following assumptions:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (10) Stock Option, (Continued)

                                              2002      2001      2000
                                             ------    ------    ------

      Expected dividend yield                     0%        0%        0%
      Risk-free interest rate                  5.50%     5.50%     6.00%
      Expected stock price volatility         88.71%   104.25%   114.50%
      Expected term until exercise (years)     5.60      6.00      6.37

      Pro forma net loss and loss per share reflecting approximate compensation cost for the fair value of stock options awarded are as follows:

                                   2002           2001           2000
                               -----------    -----------    -----------
      Net Loss:
          As reported          $(2,591,162)   $(2,294,936)   $(1,722,298)
          Pro forma             (2,760,870)    (2,522,656)    (1,956,667)
      Loss per common share:
          As reported          $     (0.12)   $     (0.12)   $     (0.10)
          Pro forma                  (0.13)         (0.13)         (0.20)

      The following table summarizes information concerning options outstanding at July 31, 2002:

                  Options Outstanding                  Options Exercisable
      ------------------------------------------  -----------------------------
                                     Weighted
                                      Average     Weighted             Weighted
                                     Remaining    Average              Average
          Range of                  Contractual   Exercise             Exercise
       Exercise Prices    Shares    Term (Years)   Price     Shares     Price
      -----------------  ---------  ------------  --------  ---------  --------
        $0.00 - 1.99     1,598,666          4.38     $0.68    938,466     $0.71
         2.00 - 2.99        95,250          4.21      2.73     50,250      2.80
         3.00 - 3.99       688,771          1.16      3.22    663,771      3.20
         4.00 - 4.99        98,837          1.91      4.58     98,837      4.58
         5.00 - 5.99       147,500          2.77      5.18    147,500      5.18
         6.00 - 6.99        45,000           .42      6.97     45,000      6.97
      =================  ---------  ============  ========  ---------  ========
                         2,674,024                          1,943,824
                         =========                          =========

      Stock option activity prior to adoption of SFAS No. 123 is as follows:

      1981 Non-Qualified Stock Option Plan

      In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. Option grants of 60,000 shares expired unexercised by July 31, 1991.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (10) Stock Options, (Continued)

      Non-Qualified Stock Options

      The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:

                                                   Shares      Price Range
                                                   ------      -----------

      Granted                                     1,782,000    $3.00-3.87
      Exercised                                    (276,989)    3.00-3.50
      Canceled                                     (106,000)    3.00-3.50
      Expired                                      (649,011)    3.00-3.50
      Granted pursuant to conversion of
      certain liabilities:
        Related party                             1,324,014        3.20
        Unrelated party                              73,804        3.20
      Repurchased stock options                    (102,807)       3.20
                                                  ---------
      Balance at July 31, 1994                    2,045,011     3.20-3.87
                                                  =========    ===========

      In connection with certain private placements, the Board of Directors had included in the agreements, options to purchase additional shares of the Company's common stock as follows:

                                                   Shares      Price Range
                                                   ------      -----------

      Granted (42,167 options were repriced
        and extended as described in note 9)        894,887    $2.50-7.00
      Exercised                                     (81,000)    3.97-6.50
      Expired                                      (201,720)    3.97-6.50
                                                  ---------
      Balance at July 31, 1994                      612,167     2.50-7.00
                                                  =========    ===========

      All of the above options expired as of July 31, 2001.

      1989 Stock Plan

      On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors could issue awards, options and grants. The maximum number of shares of common stock that could have been issued pursuant to the option plan was 2,000,000.

      No more options are being granted pursuant to this plan. The per share option exercise price was determined by the Board of Directors. All options and shares issued upon exercise were nontransferable and forfeitable in the event employment was terminated within two years of the date of hire. In the event the option was exercised and said shares were forfeited, the Company would return to the optionee the lesser of the current market value of the securities or the exercise price paid.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (10) Stock Options, (Continued)

      The stock option activity is as follows:

                                                   Shares      Price Range
                                                   ------      -----------

      Granted, February 14, 1989                  3,460,000     $3.50-5.00
      Options issued in connection with              36,365         2.75
      share purchase
      Expired                                    (1,911,365)     2.75-5.00
      Canceled                                      (10,000)        5.00
                                                 ----------
      Balance at July 31, 1994                    1,575,000      3.50-5.00
                                                 ==========    ============

      As of fiscal year ended July 31, 1994, 1,703,159 options were granted under the 1993 stock option plan.

(11)  Stock Grant and Compensation Plans

      The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said plan, had reserved 375,000 shares of its common stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:

      Year ended                  Fair        Amount of
       July 31,    Shares        Value       Compensation
      ----------   -------    ------------   ------------
         1983       20,000    $    5.50      $    110,000
         1984       19,750        5.125           101,219
         1985       48,332     5.125-15.00        478,105
         1986       11,250     5.125-15.00        107,032
         1988       19,000         3.50             6,500
                   =======    ============   ============

      On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986, to reserve 500,000 shares for issuance under the plan and to clarify a requirement that stock issued under the Plan could not be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:

      Year ended                  Fair        Amount of
       July 31,    Shares        Value       Compensation
      ----------   -------    ------------   ------------
         1984      130,250    $ 2.50-3.88    $    385,917
         1985       99,163     3.50-15.00         879,478
         1985      (42,500)       2.50           (105,825)*
         1986       15,394     9.65-15.00         215,400
         1987        5,000        15.00            75,000
                   =======    ============   ============

      * Shares granted in 1984 were renegotiated in 1985 and canceled as a result of the recipient's termination.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (11) Stock Grant and Compensation Plans, (Continued)

      1989 Stock Plan

      Under the 1989 Stock Plan, one million shares of the Company's common stock were reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase common stock of the Company (see note 8). In addition, the 1989 Stock Plan provided for the issuance of 1,000,000 shares of the Company's common stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company.

      Awards and grants were authorized under the 1989 Stock Plan during the following fiscal years:

      Year ended                  Fair        Amount of
       July 31,    Shares        Value       Compensation
      ----------   -------    ------------   ------------

         1989       30,000    $       5.00   $    150,000

         1990       56,000            6.00        336,000

         1991      119,000            4.00        476,000

         1992      104,000            2.75        286,000

         1993      117,000            2.00        234,000

         1994        5,000            3.00         15,000
                   =======    ============   ============

      Compensation expense is recorded for the fair value of all stock awards and grants over the vesting period. The 1994 stock award was immediately vested. There were no stock awards in fiscal 2001, 2000 or 1999.

(12)  Income Taxes

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2002 (July 1, 2001 to June 30, 2002), the Company had $1,535,000 total available tax benefits of which $426,000 was allocated to be sold between July 1, 2001 to June 30, 2002. In December 2001, the Company received $354,000 from the sale of an

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (12) Income Taxes, (Continued)

      aggregate of $426,000 tax benefits which was recognized as a tax benefit for the fiscal year 2002. In December 2000 and 1999, the Company received $451,000 and $756,000 from the sale of its allocated tax benefits which was recognized as tax benefits for the fiscal years 2001 and 2000, respectively.

      The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,109,000 between July 1, 2002 and June 30, 2003, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

      At July 31, 2002 and 2001, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                                                      2002            2001
                                                      ----            ----
      Deferred tax assets:
          Excess of book over tax depreciation
          and amortization                       $     71,018    $     83,946
          Accrued expenses                            146,843         131,098
          Federal and state net operating loss
          carryforwards                            14,787,041      14,666,868
          Research and experimentation and
          investment tax credit carry forwards      1,259,070       1,203,536
                                                 ------------    ------------
      Total gross deferred tax assets              16,263,972      16,085,448
      Valuation allowance                         (16,263,972)    (16,085,448)
                                                 ------------    ------------
      Net deferred tax assets                    $         --    $         --
                                                 ============    ============

      A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

      At July 31, 2002, the Company has federal net operating loss carryforwards of approximately $41,000,000 that expire in the years 2003 to 2022. The Company also has research and experimentation tax credit carryforwards of approximately $1,250,000 that expire in the years 2003 to 2022. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs in accordance with the provisions of the Tax Reform Act of 1986.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(13)  Other Financial Information

      Accrued expenses as of July 31, consist of the following:

                                                     2002           2001
                                                     ----           ----

      Payroll and payroll taxes                    $351,575       $ 43,876
      Professional fees                              27,000         50,690
      Clinical trial grants                         374,522        327,745
      Other                                         101,181         43,502
                                                   --------       --------
                                                   $854,278       $465,813
                                                   ========       ========

      Other current assets as of July 31, consist of the following:

                                                     2002           2001
                                                     ----           ----

      Prepaid insurance                            $ 45,450       $ 35,380
      Other                                             304          7,553
                                                   --------       --------
                                                   $ 45,754       $ 42,933
                                                   ========       ========

(14)  Commitments and Contingencies

      On July 23, 1991, the Board of Directors authorized the Company to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patents. If the Company manufactures and markets its own drugs, then the Company will pay an amount equal to 5% of net sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to licensees or the 5% fee relating to sales but not both, unless the Company and the licensee both market the licensed product.

      The Company has product liability insurance coverage in the amount of $3,000,000 for clinical trials in the U.S. Additionally, the Company also maintains product liability insurance in Europe in the amount of DM20,000,000. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

      Included in accrued expenses as of July 31, 2002, is $256,000 of unpaid payroll taxes due to the Internal Revenue Service (IRS) and other state tax agencies. The Company is currently negotiating a payment plan with the taxing authorities for the payment of the payroll taxes with interest and penalties, to be determined. The Company believes that any interest and penalties assessed by the IRS or state tax agencies will not have a material adverse effect on the Company financial position and results of operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      (14) Commitments and Contingencies, (Continued)

      Below is a table that presents our contractual obligations and commercial commitments as of July 31, 2002:

                                           Payments Due by Fiscal Year
                                 ----------------------------------------------
                                                                      2005 and
                                  Total    2003     2004     2005    Thereafter
                                 -------  -------  -------  -------  ----------
      Research and development
      commitments                $   -0-  $   -0-  $   -0-  $   -0-  $      -0-
      Operating leases            58,200   19,800   19,200   19,200         -0-
                                 -------  -------  -------  -------  ----------
      Total contractual cash
      obligations                $58,200  $19,800  $19,200  $19,200  $      -0-
                                 =======  =======  =======  =======  ==========

(15)  Research and Development Agreement

      In October 2002, the Company entered into a research collaboration with Wyeth Pharmaceuticals to co-develop a number of designer drugs such as conjugates and fusion proteins for a variety of indications using the Company's proprietary technology. This collaboration may result in a licensing agreement between the companies however, there is no assurance that such agreement will be reached.

      In August 1995, the Company entered into a CRADA with the NCI. In accordance with this CRADA, the NCI performed research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in August 1999, the Company was obligated to pay approximately $5,200 per month to the NCI. In September 1999, this research and development agreement was amended to expire in August 2000 and in June 2000 the expiration was extended to expire in August 2001. Both extensions were without additional cost for the Company. Total research and development expenses under this arrangement amounted to $5,200 for the fiscal year ended July 31, 2000.

(16)  401(K) Savings Plan

      Effective October 1, 1998, the Company adopted a 401(K) Savings Plan (the "Plan"). Qualified employees may participate by contributing up to 6% of their gross earnings to the Plan subject to certain Internal Revenue Service restrictions. The Company will match an amount equal to 50% of the first 6% of each participant's contribution. The Company's contribution is subject to a vesting schedule of 0%, 25%, 50%, 75% and 100% for employment of less than one year, one year, two years, three years and four years, respectively, except for existing employees which vesting schedule was based from the date the Plan was adopted. For the fiscal years ended July 31, 2002, 2001 and 2000, the Company's contribution to the Plan amounted to $25,717, $23,826 and $21,714, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(17)  Quarterly Financial Data (Unaudited)

(In thousands, except per share amounts)

                                            2002                                                2001
                       -------------------------------------------------   -------------------------------------------------
                        First    Second     Third    Fourth     Totals      First    Second     Third    Fourth     Totals
                       -------   -------   -------   -------   ---------   -------   -------   -------   -------   ---------
Interest income        $    --   $    .1   $    .1   $   4.6   $     4.8   $   3.8   $   3.0   $   1.5   $   4.8   $    13.1

Operating loss          (731.1)   (697.9)   (792.8)   (723.2)   (2,945.0)   (511.9)   (688.4)   (762.2)   (783.8)   (2,746.3)
                       -------   -------   -------   -------   ---------   -------   -------   -------   -------   ---------
Net income (loss)       (377.3)   (697.9)   (792.8)   (723.2)   (2,591.2)    (60.5)   (688.4)   (762.2)   (783.8)   (2,294.9)

Loss per share -
  basic and diluted    $ (0.02)  $ (0.03)  $ (0.04)  $ (0.03)  $   (0.12)  $  0.00   $ (0.04)  $ (0.04)  $ (0.04)  $   (0.12)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

   PART I.  FINANCIAL INFORMATION

   Item 1.  Financial Statements

                                 BALANCE SHEETS
                      October 31, 2002 and July 31, 2002

                                                                          October 31,
                                                                              2002          July 31,
                                ASSETS                                    (Unaudited)         2002
                                ------                                    ------------    ------------
Current assets:
    Cash and cash equivalents                                             $     42,195    $     85,843
    Income tax receivable                                                      229,459              --
    Other assets                                                                37,153          45,754
                                                                          ------------    ------------
         Total current assets                                                  308,807         131,597

Property and equipment, net of accumulated
  depreciation and amortization of $1,126,079 at
  October 31, 2002 and $1,120,371 at July 31, 2002                              22,899          28,607

Loan receivable, related party                                                  68,667          68,667
                                                                          ------------    ------------
         Total assets                                                     $    400,373    $    228,871
                                                                          ============    ============

             LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current liabilities:
    Current portion of long-term debt                                     $     28,427    $      8,179
    Loan payable, related party                                                139,794         139,794
    Accounts payable                                                           780,391         796,128
    Accrued expenses                                                         1,047,378         854,278
                                                                          ------------    ------------
         Total current liabilities                                           1,995,990       1,798,379

Long-term debt, less current portion                                           563,728         315,929
                                                                          ------------    ------------
         Total liabilities                                                   2,559,718       2,114,308
                                                                          ------------    ------------

Stockholders' (deficiency):
       Preferred stock, $.001 par value;
         Authorized and unissued, 1,000,000 shares
         at October 31, 2002 and July 31, 2002                                      --              --
       Common stock $.001 par value;
         Authorized 40,000,000 shares at October 31, 2002 and July 31,
         2002; Issued and outstanding, 22,872,958 shares at October 31,
         2002 and 22,760,921 shares at July 31, 2002                            22,873          22,761
    Capital in excess of par value                                          59,710,374      59,654,479
    Deficit accumulated during development stage                           (61,892,592)    (61,562,677)
                                                                          ------------    ------------
         Total stockholders' (deficiency)                                   (2,159,345)     (1,885,437)
                                                                          ------------    ------------

         Total liabilities and stockholders' (deficiency)                 $    400,373    $    228,871
                                                                          ============    ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                  Three months ended October 31, 2002 and 2001,
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2002

                                   (Unaudited)

                                                    Three Months Ended          August 24, 1981
                                                        October 31,           (Date of Inception)
                                                --------------------------            to
                                                    2002           2001        October 31, 2002
                                                -----------    -----------    -------------------
Revenue:
     Sales                                      $        --    $        --       $    553,489
     Investment income                                  114             21          1,377,237
     Other income                                    30,000             --             90,103
                                                -----------    -----------       ------------
     Total revenue                                   30,114             21          2,020,829
                                                -----------    -----------       ------------

Costs and expenses:
     Cost of sales                                       --             --            336,495
     Research and development                       419,504        501,523         40,321,477
     General and administrative                     135,756        195,425         21,799,202
     Interest:
         Related parties                                 --             --          1,147,547
         Others                                      34,228         34,155          2,099,140
                                                -----------    -----------       ------------
Total costs and expenses                            589,488        731,103         65,703,861
                                                -----------    -----------       ------------

Net loss before state tax benefit                  (559,374)      (731,082)       (63,683,032)

State tax benefit                                   229,459        353,730          1,790,440
                                                -----------    -----------       ------------

Net loss                                        $  (329,915)   $  (377,352)      $(61,892,592)
                                                ===========    ===========       ============

Loss per basic and diluted common share         $     (0.01)   $     (0.02)
                                                ===========    ===========

Weighted average number of shares outstanding    22,787,272     20,071,903
                                                ===========    ===========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                  Three months ended October 31, 2002 and 2001,
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2002

                                   (Unaudited)

                                                                       Three Months Ended         August 24, 1981
                                                                           October 31,          (Date of Inception)
                                                                    ------------------------            to
                                                                      2002           2001        October 31, 2002
                                                                    -----------  -----------    -------------------
Cash flows from operating activities:
  Net loss                                                            $(329,915)   $(377,352)      $(61,892,592)
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Gain on sale of marketable securities                                    --           --            (25,963)
    Depreciation and amortization                                         5,709       12,450          1,537,115
    Loss on disposal of property and equipment                               --           --             18,926
    Noncash operating expenses                                           29,049       85,174          6,061,102
    Amortization of deferred compensation                                    --           --         11,442,000
    Amortization of organization costs                                       --           --              4,590
Changes in assets and liabilities:
    Increase in income tax receivable                                  (229,459)    (353,730)          (229,459)
    Decrease (increase) other current assets                              8,601       18,848            (97,020)
    Decrease in other assets                                                 --       10,000             27,384
    Increase in interest payable-related party                               --           --            744,539
    (Decrease) increase in accounts payable                             (15,737)     269,192          1,140,627
    Increase in accrued payroll and
       expenses, related parties                                             --           --          2,348,145
    Increase in accrued expenses                                        203,100       52,614          1,598,891
                                                                      ---------    ---------       ------------
    Net cash used in operating activities                              (328,652)    (282,804)       (37,321,715)
                                                                      ---------    ---------       ------------

Cash flows from investing activities:
    Purchase of marketable equity securities                                 --           --           (290,420)
    Proceeds from sale of marketable equity
       securities                                                            --           --            316,383
    Purchase of property and equipment                                       --           --         (1,406,836)
    Patent costs                                                             --           --            (97,841)
                                                                      ---------    ---------       ------------
Net cash used in investing activities                                        --           --         (1,478,714)
                                                                      ---------    ---------       ------------

                                                                     (continued)

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

                  Three months ended October 31, 2002 and 2001
                       and the Period from August 24, 1981
                     (Date of Inception) to October 31, 2002

                                   (Unaudited)

                                                                       Three Months Ended         August 24, 1981
                                                                           October 31,          (Date of Inception)
                                                                    ------------------------            to
                                                                      2002           2001        October 31, 2002
                                                                    -----------  -----------    -------------------
Cash flows from financing activities:
   Proceeds from short-term borrowings                                $  25,000    $      --       $    869,500
   Payment of short-term borrowings                                      (5,000)      (5,000)          (628,500)
   Increase in loans payable - related party, net                            --           --          2,768,662
   Proceeds from bank debt and other long-term debt, net of
     discount costs                                                     250,000           --          3,002,460
   Reduction of bank debt and long-term debt                             (1,954)      (1,108)        (2,944,414)
   Proceeds from issuance of common stock, net                            7,000      252,116         29,367,711
   Proceeds from exercise of stock options and warrants, net              9,958           --          5,693,212
   Proceeds from issuance of convertible debentures, related party           --           --            297,000
   Proceeds from issuance of convertible debentures, unrelated
     party                                                                   --           --            416,993
                                                                      ---------    ---------       ------------
   Net cash  provided by financing activities                           285,004      246,008         38,842,624
                                                                      ---------    ---------       ------------
   Net (decrease) increase in cash and cash equivalents                 (43,648)     (36,796)            42,195
   Cash and cash equivalents at beginning of period                      85,843       44,781                 --
                                                                      ---------    ---------       ------------
   Cash and cash equivalents at end of period                         $  42,195    $   7,985       $     42,195
                                                                      =========    =========       ============
   Supplemental disclosure of cash flow information - interest paid   $  11,065    $   1,915       $  1,693,706
                                                                      =========    =========       ============
Noncash financing activities:
   Issuance of convertible subordinated debenture for loan payable
         to officer                                                   $      --    $      --       $  2,725,000
                                                                      =========    =========       ============
   Issuance of common stock upon the conversion of convertible
         subordinated debentures, related party                       $      --    $      --       $  3,242,000
                                                                      =========    =========       ============
   Conversion of short-term borrowings to common stock                $      --    $      --       $    226,000
                                                                      =========    =========       ============
   Conversion of accrued interest, payroll and expenses by related
         parties to stock options                                     $      --    $      --       $  3,194,969
                                                                      =========    =========       ============
   Repurchase of stock options from related party                     $      --    $      --       $   (198,417)
                                                                      =========    =========       ============
   Conversion of accrued interest to stock options                    $      --    $      --       $    142,441
                                                                      =========    =========       ============
   Conversion of accounts payable to common stock                     $  10,000    $  50,000       $    370,326
                                                                      =========    =========       ============
   Conversion of notes payable, bank and accrued interest to
         long-term debt                                               $      --    $      --       $  1,699,072
                                                                      =========    =========       ============
   Conversion of loans and interest payable, related party and accrued payroll and expenses, related parties to
         long-term accrued payroll and other, related party           $      --    $      --       $  1,863,514
                                                                      =========    =========       ============
   Issuance of common stock upon the conversion of convertible
         subordinated debentures, other                               $      --    $  64,993       $    191,993
                                                                      =========    =========       ============
   Issuance of common stock for services rendered                     $      --    $      --       $      2,460
                                                                      =========    =========       ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

1.    ORGANIZATION AND BASIS OF PRESENTATION

      In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of October 31, 2002 and its results of operations for the three month periods ended October 31, 2002 and 2001 and the period from August 24, 1981 (date of inception) to October 31, 2002. The results of operations for the three months ended October 31, 2002 are not necessarily indicative of the results to be expected for the full year.

      The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company has reported net losses since its inception. Also, the Company has limited liquid resources. The report of the Company's independent accountants on the Company's July 31, 2002 financial statements included an explanatory paragraph which states that the Company's recurring losses, working capital deficit and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. As of October 31, 2002, the Company continued to incur losses, had a working capital deficit and limited liquid resources which raise substantial doubt about the Company's ability to continue as a going concern. The financial statements at October 31, 2002 or July 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R), licensing of its proprietary RNase technology and its ability to realize the full potential of its technology and its drug candidates via out-licensing agreements with other companies. Such additional funds may not become available as needed or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company has raised capital through the sale of its tax benefits. Until the Company's operations generate significant revenues, the Company will continue to fund its operations from cash on hand and through the sources of capital previously described. From August 1, 2002 through December 6, 2002, the Company received gross proceeds of approximately $532,000 from long-term and short-term borrowings from unrelated parties, the private placement of common stock and warrants and other income. No assurances can be provided that the additional capital will be sufficient to meet the Company's needs.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

2.    LOSS PER COMMON SHARE

      "Basic" loss per common share equals net loss divided by weighted average common shares outstanding during the period. "Diluted" loss per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The amount of options and warrants excluded from the calculation was 9,911,044 and 5,697,103 at October 31, 2002 and 2001, respectively.

3.    RELATED PARTY INSTRUMENTS

      The Company's CEO, Kuslima Shogen, has made loans to the Company repayable upon demand bearing interest at 8% per annum. As of October 31, 2002, the Company owes Ms. Shogen $139,794 classified as a current liability included in Loan payable, related party. Amounts due from Ms. Shogen totaling $68,667 are classified as a long term asset in Loan receivable, related party as the Company does not expect repayment of these amounts within one year. The Company earns interest at a rate of 8% per annum.

4.    LONG TERM DEBT, NOTES PAYABLE

      In September 2002, the Company issued a total of $250,000 8% notes payable to unrelated parties, due in thirty days. In addition, the Company issued warrants to purchase a total of 250,000 shares of common stock expiring in five years at an exercise price of $0.60 per share. The Company recorded a total of $20,660 non-cash interest expense for these warrants, based upon the fair value of such warrants on the date of issuance as estimated by the Black-Scholes options-pricing model. In October 2002, the Company and the unrelated parties agreed to extend the notes of which $50,000 will become due on April 7, 2004 and $200,000 will become due on July 1, 2004. In consideration for the extension, the Company issued warrants to purchase a total of 250,000 shares of common stock at an exercise price of $1.00 per share, expiring in five years. Based on the fair value of these warrants on the date of issuance, as estimated by the Black-Scholes options-pricing model, the fair value of these warrants were nominal. In addition, the unrelated parties can convert the notes into the Company's common stock at a conversion rate of $0.30 per share for the $50,000 note and $0.20 per share for the $200,000 note.

5.    CAPITAL STOCK

      In September 2002, the Company issued 40,000 shares of common stock upon the exercise of warrants by an unrelated party, which resulted in net proceeds of $10,000 to the Company.

      In October 2002, the Company issued 37,037 shares of common stock in settlement of accounts payable in the amount of $10,000. The settled accounts payable amount was credited to equity as the value of the common stock.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

5.    CAPITAL STOCK (Continued)

      In October 2002, the Company sold 35,000 shares of common stock to a private investor resulting in proceeds of $7,000 to the Company. In addition, the private investor was granted five-year warrants to purchase 35,000 shares of common stock at an exercise price of $1.00 per share.

      In October 2002, the Company issued five-year stock options to purchase 25,000 shares of common stock to an unrelated party as an incentive for lending the Company an aggregate of $25,000, of which, $5,000 was repaid during the quarter. The stock options vested immediately and have an exercise price of $0.23 per share. The total non-cash interest expense recorded for these stock options was $2,503, based upon the fair value of such options on the date of issuance, as estimated by the Black-Scholes options-pricing model.

6.    SALE OF NET OPERATING LOSSES

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2003 (July 1, 2002 to June 30, 2003), the Company has approximately $1,372,000 total available tax benefits of which approximately $273,000 was allocated to be sold between July 1, 2002 and June 30, 2003. In December 2002, the Company anticipates it will receive approximately $229,000 from the sale of its allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2002. In December 2001, the Company received approximately $354,000 from the sale of its allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2001. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,099,000 between July 1, 2003 and June 30, 2004, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

7.    ACCRUED EXPENSES

      Included in accrued expenses as of October 31, 2002 is $545,700 of unpaid payroll and payroll taxes. The Company is currently negotiating a payment plan with the taxing authorities for the payment of payroll taxes with interest and penalties, to be determined. The Company believes that any interest and penalties assessed will not have a material adverse effect on the Company's financial position and results of operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

8.    SUBSEQUENT EVENTS

      In November 2002, the Company issued a $200,000 8% note payable to an unrelated party, which was due in thirty days. In addition, the Company issued warrants to purchase 200,000 shares of common stock expiring in five years at an exercise price of $0.60 per share. In December 2002, the Company and the unrelated party agreed to extend the note to May 2005. In consideration for the extension, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, expiring in five years. Additionally, the unrelated party can convert the note into the Company's common stock at a conversion rate of $0.20 per share.